UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SINCLAIR BROADCAST GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2013

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sinclair Broadcast Group, Inc.  The annual meeting on June 6, 2013 will be held at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

Enclosed with this letter is a notice of the annual meeting of shareholders, a proxy statement, a proxy card and a return envelope.  Also enclosed with this letter is Sinclair Broadcast Group, Inc.’s Annual Report to shareholders for the year ended December 31, 2012.

Your vote on these matters is very important.  We urge you to review carefully the enclosed materials and to return your proxy promptly. The proxy materials are also available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141.

You are cordially invited to attend the annual meeting and you may vote in person even though you have returned your proxy card.  Whether or not you plan to attend the annual meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope.

Sincerely,

David D. Smith
Chairman of the Board
and Chief Executive Officer

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance at the meeting to our shareholders of record as of March 8, 2013.  Registration will begin at 9:30 a.m. and seating will begin at 9:45 a.m.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of March 8, 2013 (record date).  Cameras (including the use of cellular/smart phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT—Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the

Sinclair Broadcast Group, Inc. annual meeting.

SINCLAIR BROADCAST GROUP, INC.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 6, 2013.

The proxy statement and 2012 annual report to shareholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141.

Dear Shareholders:

The annual meeting of Sinclair Broadcast Group, Inc. will be held on June 6, 2013 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time for the following purposes:

1.              The election of eight directors, each for a one-year term;

2.              The ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.              To approve the 2013 Executive Incentive Plan; and

4.              The consideration of any other matters as may properly come before the annual meeting.

You will be able to vote your shares at the annual meeting if you were a shareholder of record at the close of business on March 8, 2013.  Your vote at the annual meeting is very important to us.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland

April 22, 2013

INFORMATION ABOUT THE 2013 ANNUAL MEETING AND VOTING

The Annual Meeting

The annual meeting will be held on June 6, 2013 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

This Proxy Solicitation

On or about April 22, 2013, we began mailing this proxy statement to people who, according to our records, owned common shares of beneficial interests in us as of the close of business on March 8, 2013.  We are sending you this proxy statement because our Board of Directors is seeking a proxy to vote your shares at the annual meeting.  This proxy statement is intended to assist you in deciding how to vote your shares.  Proxy materials are also available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141.

We are paying the cost of soliciting these proxies.  Our directors, officers and employees may request proxies in person or by telephone, mail, or letter.  We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

Voting Your Shares

The Securities and Exchange Commission (SEC) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials to shareowners in lieu of a paper copy of this proxy statement and the Company’s Annual Report to Shareholders.

Shareholders of Record.  You may vote your shares at the annual meeting either in person or by proxy.  To vote in person, you must attend the annual meeting and obtain and submit a ballot.  Ballots for registered shareholders to vote in person will be available at the annual meeting.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card and FOR ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2013 and FOR approval of the 2013 Executive Incentive Plan.

We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If a shareholder or we properly present any other proposal at the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

Your proxy card will be valid only if you sign, date and return it in time for it to be received by us before the annual meeting scheduled to be held on June 6, 2013.

Beneficial Owners.  Most of our stockholders hold their shares through a broker, bank, trustee or another nominee, rather than registered directly in their name (which is often referred to as “street name”). In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials, including a notice enabling you to receive proxy material through the mail, are being forwarded to you by your broker, bank, trustee or nominee. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards. If you are a beneficial owner of shares, you cannot vote in person at the annual meeting unless you have a proper power of attorney from your broker.  Votes directed through such a broker must be received by us before the annual meeting.

If you hold your shares in street name with a broker and you do not tell your broker how to vote or provide the broker with a voting instruction form, your broker cannot vote on your behalf for the election of director nominees (Proposal 1) or the approval of the 2013 Executive Incentive Plan (Proposal 3).

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by any one of three ways:

•                  you may notify our Secretary in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary.  We must receive your notice before the time of the annual meeting;

•                  you may submit a proxy dated later than your original proxy; or

•                  you may attend the annual meeting and vote.  Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy and in the case of shares held in street name you must obtain a proper power of attorney from your broker to vote your shares.

Vote Required for Approval

Shares Entitled to Vote. On March 8, 2013 (the record date), the following shares were issued and outstanding and had the votes indicated:

•                  52,806,801 shares of Class A Common Stock, each of which is entitled to one vote on each of the proposals, and

•                  28,846,259 shares of Class B Common Stock, each of which is entitled to ten votes on each of the proposals

Quorum.  A majority of the outstanding shares of common stock entitled to vote, or a “quorum,” must be present at the annual meeting in order to transact business. A quorum will be present if 170,634,697 votes are represented at the annual meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur.  In deciding whether a quorum is present, abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter and has not received voting instructions from the beneficial owner) will be counted as shares that are represented at the annual meeting.

Votes Required.  The votes required on each of the proposals are as follows:

Proposal 1: Election of Eight Directors

The eight nominees for director who receive the most votes will be elected. This is called a “plurality.” If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Broker non-votes are not counted as votes cast for nominees for director and will not affect the outcome of the proposal.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Proposal 3: Approval of the 2013 Executive Incentive Plan

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the 2013 Executive Incentive Plan. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal. Broker non-votes are not counted as votes cast for the 2013 Executive Incentive Plan and will not affect the outcome of the proposal.

Additional Information

We are mailing our annual report to registered shareholders for the year ended December 31, 2012, including consolidated financial statements, to all shareholders entitled to vote at the annual meeting together with this proxy statement.  The annual report includes details on how to get additional information about us. The annual report does not constitute a part of the proxy solicitation material.  Proxy materials are also available to registered shareholders and to beneficial owners at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

David D. Smith

Frederick G. Smith

J. Duncan Smith

Robert E. Smith

Daniel C. Keith

Martin R. Leader

Lawrence E. McCanna

Basil A. Thomas

Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified.  Each of the nominees listed above is currently a member of the Board of Directors and each of them has consented to serve as a director if elected.  More detailed information about each of the nominees is available in the section of this proxy statement titled Directors, Executive Officers and Key Employees.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees.  If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees.  Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Amended and Restated Certificate of Incorporation provides that our business shall be managed by a Board of Directors of not less than three and not more than thirteen directors with the number of directors to be fixed by the Board of Directors from time to time.  The Board of Directors has presently established the size of the Board at eight members. Proxies for the annual meeting may not be voted for more than eight nominees.

Messrs. David, Duncan and Robert Smith and Dr. Frederick Smith (collectively, the controlling shareholders) are brothers and have entered into a shareholders agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until June 13, 2015.  The controlling shareholders own collectively 81.9% of the total voting power.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has sole responsibility for the selection of our independent registered public accounting firm and has appointed PricewaterhouseCoopers, LLP (PricewaterhouseCoopers) as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  The Board of Directors recommends ratification of this appointment by the shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the shareholders.  PricewaterhouseCoopers audited the Company’s financial statements for the fiscal year ended December 31, 2012.

A representative of PricewaterhouseCoopers is expected to attend the annual meeting. The PricewaterhouseCoopers representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.

PROPOSAL 3: APPROVAL OF SINCLAIR BROADCAST GROUP, INC. 2013 EXECUTIVE INCENTIVE PLAN

At the Annual Meeting, the shareholders are being asked to vote on a proposal to approve the adoption of the Sinclair Broadcast Group, Inc. 2013 Executive Incentive Plan (the “Incentive Plan”).  The Incentive Plan was adopted by the Compensation Committee of the Board on April 5, 2013 and approved by the Board on April 5, 2013, subject to shareholder approval.  If approved by our shareholders, the Incentive Plan will become effective as of April 1, 2013.  By approving the Incentive Plan, the shareholders will also have approved the Special Incentive Bonus Program for Steven J. Pruett described below.

The principal features of the Incentive Plan as we propose to enact it are summarized below.  The summary below is qualified in its entirety by the complete text of the Incentive Plan, which is attached hereto as Annex A.  Unless otherwise defined hereto, capitalized terms used in this proposal are defined in the Incentive Plan.

The purpose of the Incentive Plan is to promote the Company’s growth and profitability by providing incentives for those key executives whose efforts and accomplishments contribute to the successful management of the Company.

At the 2010 annual meeting of shareholders, the shareholders approved the material terms of the Executive Officer Performance-Based Bonus Program, under which, the maximum cash bonuses (quarterly plus annual) a participant can earn under the program in any fiscal year is 0.5% of actual broadcast cash flows (“BCF”).  Performance-based incentive programs have been established for 2013 under the existing Executive Officer Performance-Based Bonus Program.  The Board is requesting shareholder approval of the Incentive Plan to enable the Company to have greater flexibility in the future in determining the business criteria upon which performance awards may be based and to approve the Special Incentive Bonus provided to Mr. Pruett (the “Special Incentive Bonus Program”) under the Incentive Plan.  Mr. Pruett’s Special Incentive Bonus Program is contingent on obtaining shareholder approval of the Incentive Plan.

The Incentive Plan is also being submitted to shareholders for their approval so that payments of bonuses under the Incentive Plan, including the Special Incentive Bonus, may be tax-deductible as “qualified performance-based compensation,” as defined in Section 162(m) of the Internal Revenue Code (the “Code”).  Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly-traded corporation to certain “covered employees” in any taxable year, unless the compensation is “qualified performance-based compensation.”  Notwithstanding the adoption of the Incentive Plan by the Board and its submission for approval to shareholders, we reserve the right to pay our employees, including participants in the Incentive Plan, amounts which may or may not be deductible under Section 162(m) of the Code or other provisions of the Code.

Summary Description of the Incentive Plan

Administration

The Incentive Plan will be administered by a committee (the “Committee”) designated by the Board, consisting of not less than two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3).  Currently, the Committee is comprised of the independent directors of our Compensation Committee and is referred to hereinafter as the “Compensation Committee.”  The Compensation Committee has the power to select employees to participate in the Incentive Plan, establish Performance Goals, amend the Incentive Plan and perform additional administrative tasks.

The Compensation Committee will designate those executive officers of the Company who will participate in the Incentive Plan.  Such Participants will consist of those executive officers who are, or are expected to be, “covered employees” as defined in Section 162(m) of the Code or are otherwise selected by the Compensation Committee to participate in the Incentive Plan.  Mr. Pruett will participate in the Incentive Plan as a result of his Employment Agreement effective April 1, 2013 with the Company’s subsidiary, Chesapeake Television, Inc., (“Chesapeake TV”) which provides for a Special Incentive Bonus that is intended to be an Award under the Incentive Plan.  Mr. Pruett may also receive other awards under the Incentive Plan.

Special Incentive Bonus Program

The Special Incentive Bonus Program for Mr. Pruett is intended to provide Mr. Pruett with an incentive based on increasing the enterprise value of Chesapeake TV by growing the value of acquired stations over the performance period.  The Compensation Committee believes the incentive to Mr. Pruett under the Special Incentive Bonus Program aligns his interests with the Company’s shareholders.  Although the Compensation Committee has approved the Special Incentive Bonus Program, under the terms of Mr. Pruett’s Employment Agreement, the Special Incentive Bonus Program is contingent on the shareholders of the Company approving the Special Incentive Bonus Program in a manner intended to permit the Special Incentive Bonus Program to constitute performance-based compensation under Section 162(m) of the Code.

The specific terms of the Special Incentive Bonus Program are contained in Mr. Pruett’s Employment Agreement.  Although the Special Incentive Bonus Program is included as a feature of the Incentive Plan, the business criteria used in the performance goals and the maximum bonus differ from those otherwise available for awards under the Incentive Plan.  Mr. Pruett is eligible to be paid a bonus under the Special Incentive Bonus Program based on achieving performance objectives if he is continuously employed by Chesapeake TV through the earliest of December 31, 2018; the date of receipt by Chesapeake TV, or its stockholders of, the consideration related to a change in control; the termination of Mr. Pruett’s Employment Agreement with Chesapeake TV due to his death or disability, termination of employment by Chesapeake TV without cause, or termination of employment by Mr. Pruett with good reason; or an initial public offering of Chesapeake TV (an “IPO”).  The applicable date is referred to as an “Earned Bonus Date.”

The amount of the Special Incentive Bonus earned by Mr. Pruett will be:  (i) a fixed percent (the “Fixed Percent”) of the increase in Chesapeake TV’s enterprise value (the “Enterprise Value”) as of the date of a Change in Control Date or an IPO above the Effective Date Enterprise Value of Chesapeake TV (as subsequently adjusted for acquisitions and sales and transfers of stations by and between Chesapeake TV and any Sinclair Television Group, Inc. (“STG”) entity); and (ii) for all other earned bonus dates (except for a Change in Control or an IPO), 80% of the Fixed Percent of the increase in Chesapeake TV’s Enterprise Value above the Effective Date Enterprise Value of Chesapeake TV (as subsequently adjusted for acquisitions and sales and transfers of stations by and between Chesapeake and any STG entity).  The Special Incentive Bonus may not exceed $15 million.

Except in the case of an IPO, the Earned Bonus Date Enterprise Value of Chesapeake TV will be calculated as the pro forma amount  of Chesapeake TV’s previous two years (or such lesser period of time as defined below) average annual EBITDA (as defined below) multiplied times 7.7 (the “Agreed Multiple”).  “EBITDA” for purposes of this calculation is the average annual operating income of and discrete to Chesapeake TV and those television stations owned and/or managed by Chesapeake TV based on the trailing two year period preceding the Earned Bonus Date, before any deductions for (i) depreciation, (ii) amortization, (iii) impairment charges, (iv) any expense for the payment of the Special Incentive Bonus, and (v) any severance payments, and reduced by (during the same  period), (a) film payments made by Chesapeake TV for itself and all stations owned and/or managed by Chesapeake TV, and (b) any increase in “net retransmission fees” (i.e., retransmission fees received less amounts paid to networks and others in any manner relating thereto) that are in excess of the amount of net retransmission fees attributable to the potential acquisitions (from Barrington Broadcast Group, LLC and Cox Communications, Inc.) on the date that Chesapeake TV closes on such potential acquisitions.  In the event that the period from April 1, 2013 to the Earned Bonus Date is less than two years, to determine the average annual EBITDA for purposes of two year trailing average EBITDA, the total amount of EBITDA over such shorter period will be divided by the number of full and fractional months in such shorter period and then multiplied by 12.  In the event of an IPO, the Earned Bonus Date Enterprise Value of Chesapeake TV will be calculated as the average per share trading price of the Chesapeake TV capital stock sold at the IPO over the 14 trading days immediately following the IPO; times the total number of issued and outstanding shares of Chesapeake TV’s capital stock on a fully diluted basis.

For purposes of the calculation of the Special Incentive Bonus, the Effective Date Enterprise Value of Chesapeake TV is $710,000,000 (as adjusted for acquisitions and sales) and the Fixed Percent will be (i) 1.5% from April 1, 2013 through March 31, 2015; (ii) 3% from April 1, 2015 through March 31, 2016; (iii) 4.5% from April 1, 2016 through March 31, 2017; and (iv) 6% beginning April 1, 2017 and continuing thereafter.  Consequently, after four years, the Special Incentive Bonus payable may be up to 6% of the increase in Chesapeake TV’s Enterprise Value as determined above, but in no event more than $15 million.

Awards Other than the Special Incentive Bonus Program

Performance Periods and Performance Goals

For awards other than the Special Incentive Bonus Program, the Compensation Committee will designate the periods with respect to which a Participant may be granted the opportunity to earn one or more Bonus payouts, to the extent consistent with Treasury Regulation Section 1.162-27(e)(2).  The Performance Period will be the Company’s fiscal year, or such other period as determined by the Compensation Committee, including multi-year Performance Periods or Performance Periods of less than one fiscal year.

Bonus payments under the Incentive Plan will be based on specified levels or increases, on an absolute or relative basis, in one or more of the following business criteria, on a consolidated basis, and/or specified subsidiaries or business units, geographic regions, or properties of the Company (except with respect to the total shareholder return and earnings per share criteria):

•                  broadcast cash flow (as defined below);

•                  total shareholder return;

•                  total shareholder return as compared to total return (on a comparable basis) of a publicly available index;

•                  net earnings;

•                  pre-tax profits

•                  earnings before interest expense, taxes, depreciation and amortization;

•                  operating margin;

•                  earnings per share;

•                  return on shareholder equity;

•                  return on invested capital;

•                  return on investment;

•                  operating earnings;

•                  expense management;

•                  revenue;

•                  digital interactive / internet revenue;

•                  share price;

•                  market share or market penetration; and

•                  attainment of acquisition, disposition, financing, refinancing, or capitalization goals.

BCF is a non-GAAP measure reflective of our television assets’ operating performance.  Subject to such adjustments as adopted by the Compensation Committee, BCF is calculated as GAAP operating income plus corporate general and administrative expenses, stock-based compensation, depreciation and amortization, impairments, other operating divisions’ expenses and other non-cash charges less other operating divisions’ revenues, non-cash revenue and cash film payments.

Performance Goals may differ for Awards granted to any one Participant or to different Participants. To the extent permitted under Section 162(m) of the Code, the Compensation Committee may designate additional business criteria or adjust, modify or amend the aforementioned business criteria.  Subject to the requirements of Section 162(m) of the Code, the Compensation Committee may adjust performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Compensation Committee, events or transactions have occurred after the date of grant, that are unrelated to the performance of the Participant, that result in distortion of the performance objectives or the related minimum acceptable level of achievement.  The Performance Goals may also incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other events or circumstances.

Furthermore, to the extent permitted under Section 162(m) of the Code, the Compensation Committee may, at the time of establishment of the performance goals for an Award, provide for adjustments to the Performance Goals applicable to a Participant’s Award when the Compensation Committee deems such adjustments appropriate in light of the Participant’s responsibilities.  No amounts may be paid under the Incentive Plan until after the completion of each Performance Period and until the Compensation Committee has certified whether, and to what extent, the performance objectives for that Performance Period were achieved.

At the same time the Performance Goals are established, the Compensation Committee will (1) prescribe a formula to determine the amount of the payment which may be payable based upon the level of attainment of the Performance Goals during the Performance Period and (2) establish the maximum Award payable for each Participant for that Performance Period.

Unless provided otherwise under the terms of an award, the Compensation Committee may, in its sole discretion, reduce (but not increase) the Award amount for any Participant for a particular Performance Period.  The maximum amount payable to any single Participant, other than the Special Incentive Bonus, for each fiscal year of the Company during the Performance Period will not exceed $2,000,000.

Termination of Employment

If the Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant is not entitled to any Bonus under the Incentive Plan unless otherwise provided in connection with the terms of an Award, the Participant’s employment agreement or otherwise determined by the Compensation Committee.

Payment of Bonus Amount

Unless otherwise determined by the Compensation Committee, the Bonus will be payable in cash and/or an equity-based award of equivalent value granted pursuant to any other shareholder-approved equity-based compensation plan of the Company (any such Plan, a “Company Equity Plan”).  The cash portion of the Bonus will be paid by the earlier of (i) March 10th of the fiscal year after the end of the Performance Period for which such Bonus is earned or (ii) if an earlier payment date is provided for in the Award, such earlier date, but in no event before the Compensation Committee certifies in writing that the Performance Goals for such Performance Period were achieved; provided, further, that any mandatory deferral required by applicable law will be implemented as required by law.  Any equity-based award granted in respect of all or a portion of a Participant’s Bonus will be subject to the terms and conditions of the Company Equity Plan under which it was awarded.  In determining the number of Company restricted stock units, restricted shares or unrestricted shares of common stock that are equivalent to a dollar amount, the dollar amount of such Bonus will be divided by the closing prices of the Company’s common stock on the last day of the Performance Period (or the last preceding trading day if such date is not a trading day).

Amendment and Termination

The Board or the Compensation Committee may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate the Incentive Plan and any Award granted thereunder, except that no modification, alteration, amendment, suspension, discontinuation or termination may materially impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules.

New Plan Benefits

The Special Incentive Bonus Program is established under the new 2013 Executive Incentive Plan. Our Compensation Committee under our previously shareholder-approved performance-based program has established performance programs for our Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”) for 2013 and also established BCF targets for each of these individuals for the 2013 fiscal year. Although these programs were established under the existing program, in the future these similar programs will be under the new 2013 Executive Incentive Plan. The Compensation Committee established a performance-based bonus for program for our CEO for 2013 which includes only a quarterly performance component. The Compensation Committee established a performance-based bonus program for our COO for 2013 which includes both a quarterly and an annual performance component.   The Compensation Committee established $250,000 per quarter as the maximum quarterly bonus for each of the four quarters ($1 million for all four quarters) covered by our CEO’s 2013 bonus program for achieving his target quarterly BCF goal during each such quarter or on a catch-up basis for 2013, subject to an overriding limit that his quarterly bonuses may not exceed 0.5% of BCF for 2013 and to the Compensation Committee’s right to reduce the bonus payable.

The Compensation Committee established $29,880 per quarter as the maximum quarterly BCF bonus for each of the four quarters ($119,520 for all four quarters) covered by our COO’s 2013 bonus program for achieving his target quarterly BCF goal during each such quarter or on a catch-up basis for 2013, subject to an overriding limit that his quarterly bonuses may not exceed 0.5% of BCF for 2013 and to the Compensation Committee’s right to reduce the bonus payable.  In addition, the Compensation Committee established $3,320 per quarter as the maximum quarterly digital interactive/internet bonus for each of the four quarters ($13,280 for all four quarters) covered by our COO’s 2013 bonus program for achieving his target quarterly digital interactive/internet revenue goal during each such quarter or on a catch-up basis for 2013, subject to an overriding limit that his quarterly bonuses may not exceed 0.5% of BCF for 2013 and to the Compensation Committee’s right to reduce the bonus payable.  The aspect of the COO’s quarterly bonus based on achievement of digital interactive/internet revenue targets for 2013 is not covered by the existing shareholder-approved performance program and the payment of any bonus attributable to achievement of digital interactive/internet revenue goals is not exempt from the deduction limiting rules of Section 162(m) of the Code.

The COO’s annual performance component provides him with the opportunity to receive 5% of his maximum annual bonus of $300,000 for every $1.0 million by which actual BCF for 2013 exceeds his annual BCF target amount for 2013, subject to an overriding limit that his quarterly bonuses and annual bonus may not exceed 0.5% of BCF for 2013 and to the Compensation Committee’s right to reduce the bonus payable.

Benefits to be paid to executive officers under new 2013 Incentive Plan are based on the discretionary determinations of the Compensation Committee and, therefore, are not currently determinable.

At present, it is uncertain whether the minimum levels of performance necessary to achieve any level of incentive award under the Incentive Plan (including the Special Incentive Bonus Program) will be met.  As a result, the actual amount of compensation to be paid to Participants under the Incentive Plan is not determinable in advance.

Board’s Recommendations

The Board unanimously recommends you vote FOR the approval of the Sinclair Broadcast Group, Inc. 2013 Executive Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 81,653,060 shares of our common stock issued and outstanding on March 8, 2013, consisting of 52,806,801 shares of Class A Common Stock and 28,846,259 shares of Class B Common Stock.  The following table shows how many shares were owned by the following categories of persons as of that date:

•                  persons known to us who beneficially own more than 5% of the shares;

•                  each director and each executive officer described on the “Summary Compensation Table”; and

•                  directors and all executive officers as a group.

	Shares of Class B Common Stock Beneficially Owned (a)		Shares of Class A Common Stock Beneficially Owned			Percent of Total Voting
Name	Number	Percent	Number		Percent (b)	Power (c)
David D. Smith †	7,499,925	26.0%	9,448,933	(d)	15.3%	22.5%
J. Duncan Smith †	7,923,466	27.5%	7,931,696	(e)	13.1%	23.1%
Robert E. Smith †	7,430,855	25.8%	7,631,459	(f)	12.6%	21.8%
Frederick G. Smith †	4,957,673	17.2%	5,076,295	(g)	8.8%	14.5%
David B. Amy †	—	—	154,511	(h)	*	*
Steven M. Marks †	—	—	78,205		*	*
Lucy A. Rutishauser †	—	—	29,862		*	*
Barry M. Faber †	—	—	14,721		*	*
Martin R. Leader †	—	—	52,343		*	*
Basil A. Thomas †	—	—	38,120		*	*
Daniel C. Keith †	—	—	34,000		*	*
Lawrence E. McCanna †	—	—	32,000		*	*
The Charger Corporation First Trust Portfolios L.P. First Trust Advisors L.P. 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	—	—	5,312,799	(i)	10.1%	*
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	—	—	3,422,697	(j)	6.5%	*
LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	—	—	2,849,885	(k)	5.4%	*
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	—	—	2,722,779	(l)	5.2%	*
All directors and executive officers as a group (13 persons)	27,811,919	96.4%	30,543,625	(m)	37.2%	82.0%

*Less than 1%

† The address for such beneficial owner is 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

(a)         By virtue of a stockholders’ agreement dated April 19, 2005 by and among David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith, each of the Smith brothers is required to vote all of his Class A and Class B Common Stock in favor of the other Smith brothers to cause their election as directors.  Consequently, each of the Smith brothers may be deemed to beneficially own the shares of common stock individually owned by the other Smith brothers.  Nevertheless, each of the Smith brothers disclaims beneficial ownership of the shares owned by the other Smith brothers.

(b)         Percent of Class A Common Stock beneficially owned is the number of shares of Class A Common Stock beneficially owned divided by the sum of (i) number of shares of Class A Common Stock outstanding plus (ii) any Class B Common Stock individually held plus (iii) any options, stock-settled stock appreciation rights (SARs).

(c)          Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to “going private” and certain other transactions. The Class A Common Stock and the Class B Common Stock vote together as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock.

(d)         Includes 7,499,925 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, 200,000 shares of SARs, with an exercise price of $15.78, 300,000 shares of SARs, with an exercise price of $12.07, 400,000 shares of SARs, with an exercise price of $11.68 and 500,000 shares of SARs, with an exercise price of $14.21.  All SARs are exercisable within 60 days of March 8, 2013.

(e)          Includes 7,923,466 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.  The shares of Class B Common Stock include 237,153 shares held in an irrevocable trust established by J. Duncan Smith for the benefit of family members, of which he is the co-trustee.

(f)           Includes 7,430,855 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.  The shares of Class B Common Stock include 291,049 shares held in an irrevocable trust established by Robert E. Smith for the benefit of family members, of which he is the trustee.  Class A Common Stock includes 10,000 shares of Class A Common Stock that may be acquired upon exercise of options exercisable.

(g)          Includes 4,957,673 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.

(h)         Includes 12,500 shares of Class A Common Stock that may be acquired upon exercise of options exercisable.

(i)             As set forth in the Schedule 13G jointly filed by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation with the SEC on January 10, 2013, all are deemed to be the beneficial owner of 5,312,799 shares.  First Trust Advisors L.P. and The Charger Corporation each have shared voting power with respect to 1,297,949 of those shares.  First Trust Portfolios L.P has shared dispositive power with respect to 4,009,985 of those shares.  First Trust Advisors L.P. and The Charger Corporation each have shared dispositive power with respect to all of those shares.

(j)            As set forth in the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 12, 2013, The Vanguard Group, Inc. is deemed to be the beneficial owner of 3,422,697 shares and has sole voting power with respect to 84,709 of those shares, shared dispositive power with respect to 82,209 of those shares and sole dispositive power with respect to 3,340,488 of those shares.

(k)         As set forth in the Schedule 13G filed by LSV Asset Management with the SEC on February 8, 2012, LSV Asset Management is deemed to be the beneficial owner of 2,849,885 shares and has sole voting power and sole dispositive power with respect to all of those shares.

(l)             As set forth in the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 30, 2013, Blackrock, Inc. is deemed to be the beneficial owner of 2,722,779 shares and has sole voting power and sole dispositive power with respect to all of those shares.

(m)     Includes shares of Class A Common Stock that may be acquired upon the exercise of options and SARs.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below is certain information relating to our named directors and nominees, executive officers and certain key employees.

Name	Age	Title

Directors
David D. Smith	62	President, Chief Executive Officer, Chairman of the Board and Director
Frederick G. Smith	63	Vice President and Director
J. Duncan Smith	59	Vice President, Secretary and Director
Robert E. Smith	49	Director
Daniel C. Keith	58	Director
Martin R. Leader	72	Director
Lawrence E. McCanna	69	Director
Basil A. Thomas	97	Director

Executive Officers
David B. Amy	60	Executive Vice President / Chief Financial Officer
Steven M. Marks	56	Vice President / Chief Operating Officer of Sinclair Television Group, Inc.
Steven J. Pruett	58	Chief Operating Officer of Chesapeake Television, Inc.
Barry M. Faber	51	Executive Vice President / General Counsel
Lucy A. Rutishauser	48	Vice President / Corporate Finance / Treasurer
David R. Bochenek	50	Vice President / Chief Accounting Officer

Key Employees
Mark Aitken	57	Vice President / Advanced Technology
M. William Butler	60	Vice President / Programming and Promotion
W. Gary Dorsch	61	President of Keyser Capital, LLC
William J. Fanshawe	54	Group Manager
Alan B. Frank	62	Group Manager
Jonathan P. Lawhead	57	Group Manager
I. Scott Livingston	48	Vice President / News
Robert Malandra	50	Vice President / Finance Television
Daniel P. Mellon	54	Group Manager
Paul Nesterovsky	40	Vice President / Tax
Delbert R. Parks, III	60	Vice President / Engineering and Operations
David F. Schwartz	59	Vice President / Sales
John Seabers	60	Group Manager
Gregg L. Siegel	52	Vice President / National Sales
Donald H. Thompson	46	Vice President / Human Resources
Thomas I. Waters, III	44	Vice President / Purchasing
Robert D. Weisbord	50	Vice President / New Media

Members of the Board of Directors are elected for one-year terms and serve until their successors are duly elected and qualified.  Executive officers are appointed by the Board of Directors annually to serve for one-year terms and serve until their successors are duly appointed and qualified.

Messrs. David, Duncan and Robert Smith and Dr. Frederick Smith are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until June 13, 2015.

Profiles

David D. Smith has served as President and Chief Executive Officer since 1988 and as Chairman of the Board of Sinclair Broadcast Group, Inc. since September 1990. Mr. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations, and was an officer and director of Comark until 1986.  He also was a principal in other television stations prior to serving as a General Manager of WPMY (formerly WCWB-TV) from 1984 until 1986.  In 1986, Mr. Smith was instrumental in the formation of Sinclair Broadcast Group, Inc.  Mr. Smith serves as a member of the Board of Directors of Sinclair Ventures, Inc., Atlantic Automotive Corporation, The Triscari Group, Inc., The Sinclair Relief Fund, The American Flag Foundation, Inc., Bay Television Inc., Cunningham Communications Inc., Gerstell Development, LP, Keyser Investment Group, Inc. and is a member of the Board of Managers of Alarm Funding Associates, LLC.

Based on Mr. Smith’s (i) more than twenty years of experience and expertise in the television broadcast industry, (ii) extensive industry knowledge and innovative thinking, (iii) understanding of the challenges, opportunities and risks faced by us and the industry, and (iv) valuable, significant shareholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Frederick G. Smith has served as Vice President of Sinclair since 1990 and Director since 1986.  Prior to joining  Sinclair in 1990, Dr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Dr. Smith was the sole officer, director and stockholder. Dr. Smith serves as a member of the Board of Directors or Trustees of Sinclair Ventures, Inc., the Freven Foundation, Gerstell Academy, University of Maryland at Baltimore Foundation, St. Joseph’s Hospital, The Sinclair Relief Fund, Bay Television Inc., Cunningham Communications Inc., Gerstell Development, LP, Keyser Investment Group, Inc. and Beaver Dam, LLC.

Based on Dr. Smith’s (i) more than twenty years of experience in the television broadcast industry, and (ii) valuable, significant shareholder perspective, the Board believes Dr. Smith has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Dr. Smith should continue to serve as a director for the Company.

J. Duncan Smith has served as Vice President, Secretary and as a Director of Sinclair since 1986.  Prior to that, he built and operated the following television stations: WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania; WTTE-TV in Columbus, Ohio; WIIB-TV in Bloomington, Indiana and WTTA-TV in Tampa / St. Petersburg, Florida.  In addition, Mr. Smith worked for Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations. Mr. Smith serves as a member of the Board of Directors of Sinclair Ventures, Inc., The High Rock Foundation, Bay Television Inc., Cunningham Communications Inc., Gerstell Development, LP, Keyser Investment Group, Inc., Beaver Dam, LLC, The Sinclair Relief Fund and The Boys’ Latin School of Maryland.

Based on Mr. Smith’s (i) more than twenty years of experience in the television broadcast industry, and (ii) valuable, significant shareholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Robert E. Smith has served as a Director since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer.  In March 1997, Mr. Smith started RSMK LLC, a commercial real estate investment company which he currently manages.  Prior to 1986, he assisted in the construction of several television stations including WTTE-TV in Columbus, Ohio and also worked for Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations.  Mr. Smith serves as a member of the Board of Directors of Sinclair Ventures, Inc., Nextgen Foundation Charitable Trust, Gerstell Academy, Bay Television, Inc., Keyser Investment Group, Inc., Cunningham Communications, Inc., Gerstell Development LP, and Beaver Dam LLC.

Based on Mr. Smith’s (i) more than twenty years of experience in the television broadcast industry, and (ii) valuable, significant shareholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Daniel C. Keith has served as a Director since May 2001. Mr. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore-based investment advisory firm founded in October 1995.  Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985.  During this time, he served as Chairman of the Investment Advisory Committee and was a member of the Board of Directors.  Mr. Keith has been advising clients since 1979. He serves as a member of the Boards of Trustees of The High Rock Foundation.

Based on Mr. Keith’s extensive skills in finance, management and investment matters, the Board believes Mr. Keith has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Keith should continue to serve as a director for the Company.

Martin R. Leader has served as a Director since May 2002.  Mr. Leader is a retired partner of the law firm ShawPittman (now known as Pillsbury Winthrop Shaw Pittman LLP) in Washington, D.C. where he specialized in communications law matters.  Prior to his service at ShawPittman, Mr. Leader was a senior partner with the law firm of Fisher Wayland Cooper Leader & Zaragoza in Washington, D.C. from 1973 to 1999.  Mr. Leader was a member of the Board of Directors of Atlantic Automotive Corporation until February 2006. Mr. Leader has served on the staff of the Office of Opinions and Review of the Federal Communications Commission.  He is a member of the District of Columbia Bar.  Mr. Leader graduated from Tufts University and Vanderbilt University Law School.

Based on Mr. Leader’s (i) prior experience in communications law and (ii) insight on government relations particularly with the Federal Communications Commission, the Board believes Mr. Leader has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Leader should continue to serve as a director for the Company.

Lawrence E. McCanna has served as a Director since July 1995. Mr. McCanna was a shareholder of the accounting firm of Gross, Mendelsohn & Associates, P.A. from 1972 and served as its managing director through June 30, 2009.  On July 1, 2009, Mr. McCanna retired from full-time employment with the firm, liquidating his entire interest in Gross, Mendelson & Associates on that date.  Mr. McCanna provides substantial value to the Board of Directors through his extensive accounting, finance and management experience.  He is an audit committee financial expert as defined by the SEC.  Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was Chairman of the Management of the Accounting Practice Committee.  He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants.  Mr. McCanna serves as a member of the Board of Directors of Mount St. Joseph High School and serves on that organization’s audit committee and finance committee.  He is also a former member of the Board of Directors of Maryland Special Olympics.

Based on Mr. McCanna’s (i) extensive accounting, finance and management experience and (ii) ability to serve as an audit committee financial expert as defined by the SEC, the Board believes Mr. McCanna has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. McCanna should continue to serve as a director for the Company.

Basil A. Thomas has served as a Director since November 1993. From 1961 to 1968, Mr. Thomas served as an Associate Judge on the Municipal Court of Baltimore City, and from 1968 to 1983 he served as an Associate Judge of the Supreme Bench of Baltimore City.  He retired from the bench in 1982 and served as counsel to the law firm Thomas & Libowitz until December 31, 2007.  Mr. Thomas is a member of the American Bar Association and the Maryland State Bar Association.  Mr. Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore.  Mr. Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

Based on Mr. Thomas’ (i) insight into our company and the television broadcast industry based on his 19 years of service as one of our directors and (ii) extensive judicial and legal background which results in enhanced regulatory and corporate governance perspectives, the Board believes Mr. Thomas has acquired the experience, qualifications, attributes and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Thomas should continue to serve as a director for the Company.

David B. Amy has served as Executive Vice President / Chief Financial Officer (CFO) of Sinclair since March 2001. Prior to that, he served as Executive Vice President from September 1999 to March 2001 and as Vice President and CFO from September 1998 to September 1999. Prior to that, he served as CFO from 1994 to September 1998. In addition, he serves as Secretary of Sinclair Television Group, Inc., a wholly-owned subsidiary that owns and operates our broadcasting operations. Mr. Amy has over 28 years of broadcast experience, having joined Sinclair as a Business Manager for WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania.  Mr. Amy received his MBA degree from the University of Pittsburgh in 1981.  Mr. Amy serves as a member of the Board of Directors of KDSM, LLC, and The Maryland Science Center.  He is also a member of the Board of Managers of Triangle Sign & Service, LLC and Chairman of the Board of Managers of Alarm Funding Associates, LLC.  He served as a member of the Board of Directors of Acrodyne Communications, Inc., and

G1440 Holdings, Inc. until 2009; Visionair, Inc. until 2008 and Jadoo Power Systems, Inc. until 2007.  Mr. Amy also served as the Audit Committee Chairman of Acrodyne Communications, Inc. until 2009.

Steven M. Marks has served as Vice President / Chief Operating Officer since May 2007.  Prior to that, he served as Chief Operating Officer / Television Group from February 2003 to May 2007.  Mr. Marks is responsible for the television station group operations.  Prior to that, he served as Vice President / Regional Director from March 2002 to February 2003. As a Vice President / Regional Director, Mr. Marks was responsible for the Baltimore, Columbus, Pittsburgh, Flint, Tallahassee, Charleston, West Virginia, Portland, Springfield, Minneapolis, Tampa, Syracuse, Norfolk, Richmond, Buffalo and Rochester markets.  Prior to his appointment as Vice President / Regional Director, Mr. Marks served as Regional Director since October 1994.  Mr. Marks served as General Manager for Sinclair’s flagship station, WBFF-TV in Baltimore, Maryland from July 1991 until October 1994.  From 1986 until joining WBFF-TV in 1991, Mr. Marks served as General Sales Manager at WTTE-TV in Columbus, Ohio.  Prior to that time, he was National Sales Manager for WFLX-TV in West Palm Beach, Florida.

Steven J. Pruett joined Sinclair as Chief Operating Officer of Chesapeake TV in April 2013.  Mr. Pruett has over 30 years of experience in the broadcast industry with an extensive background in television station finance and management. For the past 10 years, he has been with Communications Corporation of America, first as Chief Financial Officer, then becoming its President in 2006 and President and Chief Executive Officer, as well as a member of the Board, in 2007. Mr. Pruett served as special strategic advisor to DirecTV and Thomson Consumer Electronics from 1998 to 2002. From 1995 to 1999, he was a Managing Director at Communications Equity Associates. During his career, he has helped found several broadcast groups as an initial investor, financier, managing partner or board member including Spanish Radio Group Excel Communications, ACME Television, USBG, and UPI Media, where he served as President. Mr. Pruett attended Southern Illinois University at Edwardsville where he majored in Radio and Television. He later earned a Masters in Management from the JL Kellogg Graduate School of Business at Northwestern University. Since 2008, Mr. Pruett has been a key member of the Fox Affiliate Board of Governors where he served as Treasurer until 2011 when he was elected Chairman, a position he currently holds.

Barry M. Faber has served as Executive Vice President / General Counsel since May 2008, as Vice President / General Counsel from August 1999 to May 2008 and prior to that as Associate General Counsel from 1996 to 1999.  Prior to that time, he was associated with the law firm of Fried, Frank, Harris, Shriver, & Jacobson in Washington, D.C. Barry M. Faber is a graduate of the University of Virginia and the University of Virginia School of Law.  Mr. Faber is also a member of the Board of Directors of The Sinclair Relief Fund.

Lucy A. Rutishauser has served as Vice President / Corporate Finance / Treasurer since November 2002.  From March 2001 until November 2002, she served as Treasurer and, from 1998 until March 2001, she served as Assistant Treasurer.  From 1996 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company.  From 1992 to 1996, Ms. Rutishauser served as Assistant Treasurer and Director of Treasury for Integrated Health Services, Inc.  From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and the Black and Decker Corporation.  Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore.  Ms. Rutishauser is a member of the National Institute of Investor Relations and the Association of Finance Professionals.

David R. Bochenek has served as Vice President / Chief Accounting Officer since May 2005. Prior to that, he served as Chief Accounting Officer from November 2002 to April 2005.  Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller.  Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. from 1993 until 2000.  From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola University, Maryland.

Mark Aitken has served as Vice President / Advanced Technology since July 2011 and prior to that, he served as Director of Advanced Technology.  Mr. Aitken is Chairman of the ATSC (Advanced Television Systems Committee) TSG/S4 (Mobile DTV standardization activity) and has been involved in the broadcast industry’s migration to advanced services since 1987 with his participation in the FCC’s Advisory Committee on Advanced Television Services.  He also serves on the Executive Committee of the Mobile 500 Alliance, an industry organization focused on developing the Mobile DTV “ecosystem.”  Mr. Aitken is also a member of the NAB TV Technology Committee, which is focused on the broader technical issues of our industry.  Prior to joining Sinclair, Mr. Aitken held various positions with the Comark Communications, Inc. division of Thomson Broadcast formerly known as Thomcast, including Manager of the Systems Engineering, Radio Frequency (RF) Engineering and Sales Engineering groups, as well as Director of Marketing and Sales Support which included DTV Strategic Planning responsibilities.  Mr. Aitken is currently a member of the Association of Federal Communications Consulting Engineers, the Institute of Electrical & Electronic Engineers and the Society of Motion Picture & Television Engineers.  He is the author of many papers dealing with innovative RF product developments, advanced digital television systems design and related implementation strategies.  He holds patents for various RF devices and was a recipient of the “Broadcasting and Cable” Technology Leadership Award in 2008.

M. William Butler has served as Vice President / Programming and Promotion since July 1999 and from 1997 until 1999, as Vice President / Group Program Director, of Sinclair Television Group, Inc.  From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL-TV in Los Angeles, California.  From 1991 to 1995, he was Director of Marketing and Programming at WTXF-TV in Philadelphia, Pennsylvania and prior to that he was the Program Director at WLVI in Boston, Massachusetts.   Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

W. Gary Dorsch has served as President of Keyser Capital, LLC since October 2007. Keyser Capital is the private equity and real estate investment company established by us in January 2007.  Mr. Dorsch is also a partner in Patriot Partners II, LLC, a debenture Small Business Investment Company (SBIC), which is the general partner of Patriot Capital II Limited Partnership.  In 1999, Mr. Dorsch founded and currently co-manages Allegiance Capital, L.P..  Allegiance was a licensed SBIC.  Prior to Allegiance, he spent 24 years with Bank of America and its predecessor banks in Maryland.  Mr. Dorsch serves as a member of the Board of Directors of The College Savings Plans of Maryland and is Chairman of its audit and finance committee.  He is Chairman of the Board of Managers of Triangle Sign and Service, LLC and serves on the Board of Managers of Alarm Funding Associates, LLC.  Mr. Dorsch received his Bachelor of Science degree from Towson University and received his MBA from Loyola University, Maryland.

William J. Fanshawe has served as Group Manager since September 2004.  From 1999 to present, he is the General Manager for our flagship station WBFF-TV with oversight of WNUV-TV, which both are in Baltimore, Maryland.  Mr. Fanshawe served as General Sales Manager of WNUV-TV from 1995 to 1999.  Prior to joining Sinclair, Mr. Fanshawe held various positions in sales including National Sales Manager of WBBM-CBS.  Mr. Fanshawe holds a M.B.A. from Fairleigh Dickinson University in New Jersey and a Bachelor of Science degree in Business Administration from Fredonia State College in New York.

Alan B. Frank has served as Group Manager since January 2005.  From 2002 to 2005, he served as General Manager for our Pittsburgh stations and Station Manager from 2001 to 2002.  From 2000 to 2001, he was Director of Sales and Director of National Sales in 2000 when he returned to Sinclair.  From 1998 to 2000, Mr. Frank worked as General Manager at stations in Boston and Washington for Paxson Communications.  Prior to that and from 1994, Mr. Frank was a Regional Manager for Sinclair and served as the General Manager of our Pittsburgh stations from 1991 to 1994.  Mr. Frank holds a Bachelor of Arts degree in English from Fairleigh Dickinson University.

Jonathan P. Lawhead has served as a Group Manager since January 25, 2012.  He serves as General Manager of WKRC-TV, WSTR-TV and EKRC in Cincinnati, Ohio and also overseas WKEF-TV and WRGT-TV in Dayton, Ohio.  Prior to that, he served as General Manager for WSTR-TV in Cincinnati, Ohio since 2004 and prior to that he was General Manager of WTVH in Syracuse, New York from 2002 to 2004.  From 1990 to 2002, he served in various roles, including General Manager, General Sales Manager and Local Sales Manager of WXIX-TV in Cincinnati, Ohio and served as Vice Chairman of the FOX affiliate board.  From 1987 to 1990, Mr. Lawhead was the Local Sales Manager of WAND-TV in Decatur/Springfield, Illinois.  Mr. Lawhead received his Bachelor of Science degree in Communications from Ohio Northern University.

I. Scott Livingston has served as Vice President / News since February 2012 and prior to that he served as News Director of WBFF-TV in Baltimore, Maryland.  Mr. Livingston began with Sinclair as the Chief Photographer in 1991 until he was promoted to Assistant News Director in 1997.  Mr. Livingston has won the 1999 National Edward R. Murrow Award and the Alfred DuPont Columbia University Excellence in Journalism Award.  He has been named Photographer of the Year twice by the Associated Press; the winner of the National Press Photographer Association’s Regional Photographer of the year three times and has been recognized with 23 Capital Region Emmy awards.  Prior to joining Sinclair, Mr. Livingston worked at various television stations.

Robert Malandra has served as Vice President Finance / Television since 2008; he joined the Company as Operations Controller in 2006.  Prior to joining Sinclair, he worked for Madison Square Garden as an Executive Consultant dealing with initiatives for their MSG network, Fox Sports New York, Radio City and Arena properties.  Prior to that, he was VP Planning, Advertising for Rainbow Media’s regional sports channels. He started his career with Rainbow’s PRISM/Sports Channel Philadelphia business unit. Mr. Malandra holds a Bachelor of Science degree in Business Administration from Widener University in Pennsylvania and a Masters degree in Business Administration focused in Media Strategy from Manchester Business School in Manchester, England.  He is a Certified Management Accountant and a Certified Financial Manager.

Daniel P. Mellon has served as Group Manager since 2006.  From 2005 to 2006, he served as General Manager for our Columbus stations and as General Manager of our Sacramento station from 2001 to 2005.  From 1998 to 2001, he was General Manager for our Minneapolis station.  From 1994 to 1998, Mr. Mellon served as Director of Sales and as National Sales Manager for various CBS television station groups.  Prior to that and since 1985, Mr. Mellon worked for several companies where he served as Sales Manager and Account Executive.  Mr. Mellon holds a Bachelor of Business Administration degree from Pace University in New York.

Paul Nesterovsky has served as Vice President / Tax since August 2011. Prior to that and from 2006, he served as Tax Director.  From 2003 to 2005, he served as Corporate Tax Manager and prior to that he held various roles in the tax department.  Prior to joining Sinclair in 1999, Mr. Nesterovsky worked in the tax department of Wolpoff & Co., LLP and the accounting department of Genesis Health Ventures, Inc.  Mr. Nesterovsky is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting from Towson University in Maryland.  He has a Masters degrees in Taxation and Finance from the University of Baltimore.  Mr. Nesterovsky is a member of the Tax Executives Institute and the American Institute of Certified Public Accountants.

Delbert R. Parks, III has served as Vice President / Engineering and Operations of Sinclair Television Group, Inc. since 1996.  From 1985 to 1996, he was Director of Operations and Engineering for WBFF-TV in Baltimore, Maryland and Sinclair.  He has held various operations and engineering positions with us for the last 40 years.  He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television operations, Internet activity, information management systems, and infrastructure.  Mr. Parks is a member of the Society of Motion Picture and Television Engineers and the Society of Broadcast Engineers.  He is on the Board of Directors of the Baltimore Area Council of the Boy Scouts of America and has been active in the scouting program with his son.  Mr. Parks is also a retired Army Lieutenant Colonel who has held various commands during his 26-year reserve career.

David F. Schwartz has served as Vice President / Sales since June 2010.  From 2007 to June 2010, he served as Director of Sales for Sinclair.  Prior to that and from 2004, he was General Manager of Sinclair’s WSMH-TV in Flint, Michigan.  From 2002 to 2004, Mr. Schwartz was Vice President and Director of Sales for Transit Television Network.  From 1996 to 2001, he served as Vice President and Director of Sales for WRBW-TV in Orlando, Florida.  Prior to that Mr. Schwartz held various positions at the National Rep firms, Seltel and Petry, including 10 years as Senior Vice President / Director of Sales for Seltel.

John Seabers has served as a Group Manager since January 4, 2012.  Prior to that, he served as General Manager for KABB-TV and KMYS-TV in San Antonio, Texas since 1999.  Prior to that he held various sales management positions for the NBC station in the market, including General Sales Manager, National Sales Manager and Local Sales Manager.  Mr. Seabers has over 30 years of experience in media sales, of which 28 years have been in television.

Gregg L. Siegel has served as Vice President / National Sales since June 2001.  Prior to that time, he worked as Director of Business Development, Strategic Sales Manager and a Regional Sales Manager on a multiple market basis, since starting with us in 1994.  He has held several sales and management positions with National Sales Representation Firms, having started his television sales career in 1982 with Avery-Knodel as a marketing associate.  Mr. Siegel holds a Bachelor’s degree in Communications and Marketing from the University of Arizona.

Donald H. Thompson has served as Vice President / Human Resources since November 1999 and prior to that as Director of Human Resources from September 1996.  Prior to joining us, Mr. Thompson was the Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C.  Mr. Thompson holds a Bachelor’s Degree in Psychology and a Certificate in Personnel and Industrial Relations from University of Maryland, and a Masters of Science in Business / Human Resource & Behavioral Management and a Master of Business Administration from Johns Hopkins University.  Mr. Thompson is a member of the Society for Human Resource Management.

Thomas I. Waters, III has served as Vice President / Purchasing since November 2002.  From 2000 to 2002, he served as Director of Purchasing & Administration.  From 1996 to 2000, Mr. Waters was Director of Purchasing.  Before joining us, Mr. Waters served as the Purchasing Manager for NaturaLawn of America.  Mr. Waters holds a Bachelor of Science degree in Business Administration from the University of Baltimore, was President of the Baltimore-Washington Business Travelers Association and formerly served on the Board of Directors of the National Association of Purchasing Managers-Maryland chapter.

Robert D. Weisbord has served as Vice President / New Media since June 2010.  From 2008 to June 2010, he served as Director of Digital Interactive Marketing for Sinclair.  From 1997, he served in various management positions for the Company including Regional Group Manager, General Manager for the Company’s Las Vegas duopoly of KVMY-TV and KVCW-TV, and Director of Sales.  Prior to that and from 1993, he was National Sales Manager for WTVT-TV in Tampa, Florida.  Mr. Weisbord began his broadcasting career in the radio industry with Family Group Broadcasting in 1985.  Mr.

Weisbord holds a Bachelor of Science degree in Business Management and a Masters in Business Administration from the University of Tampa.

CORPORATE GOVERNANCE

Board of Directors and Committees.  In 2012, the Board of Directors held a total of eight meetings.  All directors attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served.  All directors, with the exception of Robert E. Smith, attended the Annual Meeting held on June 14, 2012.  It is the Board’s policy that the directors should attend our annual meeting of shareholders, absent exceptional cause.

The Board of Directors currently consists of eight members.  The committees of the Board of Directors include an Audit Committee and a Compensation Committee and from time to time special committees formed by the Board of Directors as may be necessary.

Board Leadership Structure and Risk Oversight.  David D. Smith serves as both the Chairman of the Board of Directors and the President and Chief Executive Officer. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee, which reports results to the Board of Directors.  The Compensation Committee consists of four directors, three of whom are independent pursuant to the Nasdaq Stock Market rules (the Nasdaq listing requirements).  The Board of Directors appoints an independent director to preside over special committee meetings, however no lead independent director of the Board of Directors exists.  The Company deems this leadership structure appropriate for our Controlled Company (see Controlled Company Determination below) as it promotes efficient communication between the Chief Executive Officer and the Board of Directors as well as between the various board committees and the Board of Directors while monitoring effective independent board oversight over the Chief Executive Officer and the Company’s risks.  While the Company’s management is charged with managing the Company’s day-to-day risks, the Company’s financial risk oversight is primarily conducted by the Audit Committee, which consists entirely of independent directors for purposes of Nasdaq listing requirements and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).  The Audit Committee reports financial risk oversight matters to the Board of Directors based on committee assessments and periodic reports from management.  The Compensation Committee provides risk oversight concerning our compensation policies and practices.  The Board of Directors with the assistance of management is responsible for all other risk oversight measures.

Risk Assessment of Compensation Policies and Practices. The Company’s primary source of revenue is advertising which it sells to a large variety of customers.  The Company does not pay a significant amount of incentive compensation to employees with the ability to take significant risks which could have a material adverse effect on the Company.  Incentive compensation is primarily paid to sales personnel who are not executive officers of the Company and do not have the ability or authority to engage in significant risk taking activity.  While we pay incentive compensation to certain of our executive officers, it is not significant to the Company as a whole and we believe it is designed to minimize unnecessary risk taking by aligning each executive’s interests with those of our shareholders and by emphasizing long-term performance rather than promoting short-term risk taking at the expense of long-term returns.  Our sales personnel and executive officers are incentivized to generate revenues and cannot participate in material speculative transactions or put material amounts of capital at risk without Board approval. As a result, the Company’s management, in consultation with the Company’s Compensation Committee, determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect.

Controlled Company Determination.  Our Board has determined that we are a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Certain Nasdaq listing requirements do not apply to a “Controlled Company,” including requirements that: (1) a majority of its board of directors must be comprised of “independent” directors as defined in the Nasdaq listing requirements; and (2) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. Our Board of Directors has determined that we are a “Controlled Company” based on the fact that the Smith brothers hold more than 50% of our voting power and are parties to a stockholders’ agreement that obligates them to vote for each other as candidates for election to the Board of Directors.  The Smith brothers have been our executive officers and/or directors at all times since we became a publicly traded company in 1995.  Currently, David D. Smith, Frederick G. Smith and J. Duncan Smith are executive officers and directors and Robert E. Smith is a director.

Director Independence.  The Board has determined that Messrs. McCanna, Keith and Leader have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they otherwise meet the independence criteria under the Nasdaq listing requirements.  The Board has also determined that Messrs. McCanna, Keith and Leader satisfy the additional independence requirements of Rule 10A-3 under the Exchange

Act, enabling them to serve on the Audit Committee.  In making its independence determination, the Board of Directors considered any transactions, relationships and arrangements as required by our independence guidelines.  In particular, with respect to each of the most recent completed three fiscal years, the Board evaluated (1) for Mr. Keith, the type and amount of investment advisory services provided by the firm where he serves as an executive officer to our controlling shareholders and family members of our controlling shareholders and (2) for Mr. McCanna, the type and amount of accounting, tax and related services provided by the firm where he served as its managing director, until he retired in July 2009, to our controlling shareholders, family members of our controlling shareholders and entities (other than Sinclair) owned or controlled by our controlling shareholders or family members of our controlling shareholders.

Pursuant to the Nasdaq listing requirements governing director independence, Basil A. Thomas is not deemed to be independent because of Mr. Thomas’s relationship to our outside counsel.  Mr. Thomas is the father of Steven A. Thomas, a partner and founder of Thomas & Libowitz, P.A., which serves as our outside counsel.  During 2012 and 2011, Sinclair and its subsidiaries paid fees to Thomas & Libowitz, P.A. that exceeded the limits set forth in the independence criteria under the Nasdaq listing requirements, which precluded the Board from finding Mr. Thomas independent.  During 2010, Sinclair and its subsidiaries did not pay fees to Thomas & Libowitz, P.A. that exceeded the limits set forth in the independence criteria under the Nasdaq listing requirements.

Audit Committee. The members of the Audit Committee are Messrs. McCanna, Keith and Leader.  The Audit Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net.  The Audit Committee formally met five times during the year ended December 31, 2012.

The Board of Directors has determined that all audit committee members are financially literate under the Nasdaq listing requirements and that Lawrence E. McCanna qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Exchange Act.

The Nasdaq listing requirements require that audit committees have at least three directors and that all directors be independent, as defined in the Nasdaq listing requirements and Rule 10A-3 under the Exchange Act.  The Board has determined that Messrs. McCanna, Keith and Leader meet the independence criteria established in the Nasdaq listing requirements and the Exchange Act.

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of Sinclair’s internal control function.  The Audit Committee is responsible for the appointment of Sinclair’s independent auditors, whose appointment may be ratified by the shareholders.  The Audit Committee oversees all of our internal controls and risk management policies and meets with our independent auditor and management regarding our internal controls and other matters.  The Audit Committee is responsible for reviewing compliance with Sinclair’s ethics policy and has established procedures for the receipt, retention and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by Sinclair’s employees of concerns regarding questionable accounting or auditing matters.  The Audit Committee is also responsible for approving or ratifying related person transactions pursuant to Sinclair’s related person transaction policy.  This policy is described in this proxy statement under the caption Related Person Transactions.

Compensation Committee.  Nasdaq listing requirements require that compensation of executive officers be determined, or recommended to the Board of Directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors.  As a “Controlled Company,” however, we are not subject to this listing requirement and, as a result, the Board of Directors has determined that notwithstanding Mr. Thomas’ failure to meet the independence definition in the Nasdaq listing requirements for 2012, it was in our best interest and the best interest of our shareholders that Mr. Thomas serves on the Compensation Committee. The other members of the Compensation Committee are Messrs. McCanna, Keith, and Leader, all of whom meet the independence criteria established by the Nasdaq listing requirements.  These independent directors also meet the criteria to be outside directors under Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) and are responsible for compensation intended to qualify as “performance-based compensation” exempt from the $1 million deduction limit under Section 162(m). Although the Compensation Committee does not have a written charter, the Compensation Committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs, administering our equity incentive plans, recommending for inclusion in this proxy statement the Compensation Discussion and Analysis which is included in this proxy statement, preparing the compensation committee report required by SEC rules which is included in this proxy statement, and making other recommendations to the Board of Directors.  The Compensation Committee formally met seven times during the year ended December 31, 2012.

Each year, the Compensation Committee reviews the prior performance of each named executive officer, reviews the effectiveness of past compensation objectives and approves the compensation policies and plans for the next fiscal year.

The Compensation Committee assesses each named executive officer’s operational abilities, leadership skills, and potential to contribute to long-term shareholder value.  The Compensation Committee provides risk oversight concerning our compensation policies and practices for executive officers. Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan.  At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes.  Our President and Chief Executive Officer, David D. Smith, and our Executive Vice President and Chief Financial Officer, David B. Amy, consult with the Compensation Committee on appropriate compensation for executive officers other than themselves.  In addition, our Vice President, Human Resources, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.  The Compensation Committee does not use outside consultants to set compensation.

Director Nominations.  The Board does not have a standing nominating committee and there is no formal nominating committee charter, although the Board has adopted a resolution addressing the director nominations process. Instead, the directors who are determined to be “independent” under the Nasdaq listing requirements perform the functions of a nominating committee. The Board believes it is appropriate not to maintain a standing nominating committee primarily because the relatively small number of independent directors on the Board makes it unnecessary to separate the nominating function into a committee structure.

Our independent directors are primarily responsible for identifying and recommending nominees to the Board of Directors for approval of membership on the Board. The independent directors’ primary responsibilities in recommending nominees are to:  (1) establish criteria for the selection of new directors to become members of the Board, which criteria shall be approved by the Board; (2) lead the search for and identify individuals qualified to become members of the Board and conduct the necessary and appropriate inquiries into the backgrounds and qualifications of possible nominees; (3) consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interest of all shareholders; (4) consider recommendations for director nominees from current directors and executive officers, shareholders and other parties they deem appropriate; (5) have the authority to retain and terminate a search firm to identify director candidates at our expense; (6) determine each proposed nominee’s qualifications for service on the Board; (7) consult with the President and Chief Executive Officer and Chairman of the Board during the process of identifying director nominees; and (8) identify and recommend annually, or as vacancies or newly created positions occur, director nominees for approval by the Board of Directors.  Further, while the Board has no formal diversity policy, the independent directors regularly review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes, diverse perspectives and personal and professional backgrounds for service as one of our directors.

The independent directors will consider nominees proposed by shareholders.  Although there is no formal policy regarding shareholder nominees, the Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time.  To recommend a prospective nominee for consideration, shareholders should submit the candidate’s name, contact information, biographical material and qualifications in writing to Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.  For more information regarding nominating a director, see Shareholder Proposals.

Interested Party Communication with the Board.  Shareholders and other parties interested in communicating directly with the Board, any Board committee or any Director, may do so by writing to Sinclair Board of Directors, c/o Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.  Under the process adopted by the Board, letters we receive that are addressed to members of the Board are reviewed by our Corporate Secretary who will regularly forward a summary and copies of all such correspondence to the Board.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder communications that constitute advertising or promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board, any board committee or any director.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Thomas, Keith, Leader and McCanna.  None of the members of our Compensation Committee at any time has been one of our officers or employees.

The following executive officers are directors of other entities that have a director or executive officer who is on our Board of Directors.  David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and on our Board of Directors, are directors and/or executive officers of other various companies controlled by them, including Cunningham Communications, Inc., Keyser Investment Group, Inc., Gerstell Development, LP, Bay Television, Inc. and Sinclair Relief Fund.  Frederick G. Smith and J. Duncan Smith also control Beaver Dam, LLC along with Robert E. Smith.  Barry M. Faber is an executive officer of Sinclair and a director of The Sinclair Relief Fund.  Frederick G. Smith, J. Duncan Smith and Robert E. Smith are directors of Sinclair Ventures, Inc.  Additionally, David D. Smith and David B. Amy are directors and executive officers of Sinclair Ventures, Inc.  David B. Amy is an executive officer of Sinclair and Chairman of the Board of Managers of Alarm Funding Associates, LLC and a member of the Board of Managers of Triangle.  Additionally, David D. Smith is on the Board of Managers of Alarm Funding Associates, LLC.  See Related Person Transactions for additional information regarding the previously mentioned executive officers and directors.

Mr. Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A.  In 2012, fees paid to Thomas & Libowitz, P.A. were $1.0 million.

During 2012, none of the named executive officers participated in any final deliberations of our Compensation Committee relating to compensation of the named executive officers.

DIRECTOR COMPENSATION FOR 2012

The following table sets forth certain information regarding compensation for services rendered by our non-employee directors during the year ended December 31, 2012.

Name (a)	Fees Earned or Paid in Cash	Stock Awards (b)	All Other Compensation		Total
Robert E. Smith (c)	$49,000	$40,575	$—	(c)	$89,575
Daniel C. Keith	97,500	40,575	—		138,075
Martin R. Leader	91,000	40,575	—		131,575
Lawrence E. McCanna	100,500	40,575	—		141,075
Basil A. Thomas	67,000	40,575	—		107,575

(a)         Compensation for David D. Smith, our Chairman of the Board, President and Chief Executive Officer, is reported in the Summary Compensation Table included in this proxy statement.  Frederick G. Smith and J. Duncan Smith are omitted from this table, as they serve as executive officers, but are not named executive officers and do not receive additional compensation for services provided as directors.

(b)         On the date of our annual meeting, each non-employee director receives a grant of 5,000 shares of Class A Common Stock pursuant to the 1996 Long-Term Incentive Plan for services rendered during the preceding year.  The amount presented represents the grant date fair value of the stock award computed in accordance with Financial Accounting Standards (FASB) Accounting Standards Codification (ASC) Topic 718.  As of December 31, 2012, Robert E. Smith holds 10,000 unexercised outstanding stock options.  None of the other directors have outstanding stock options and awards.  All stock options are immediately exercisable and all stock awards are unrestricted and fully vested upon issuance.

(c)          Robert E. Smith is a participant in our company sponsored health care plan.  Mr. Smith pays standard premiums pursuant to the plan, however, unlike a typical company participant, he is required to reimburse the Company for any health care costs in excess of $100,000.  During 2012, Mr. Smith’s health care costs did not exceed $100,000, nor did they exceed the premiums he paid; therefore, we did not have to pay for any costs.

Non-employee directors receive $35,000 and a grant of 5,000 shares of Class A Common Stock issued on the date of our annual meeting of shareholders, for their services as a director. The Audit Committee Chairman receives an additional $7,500 annually and the Compensation Committee Chairman receives an additional $6,000 annually.  Non-employee directors also receive $2,000 for each Board of Directors meeting attended, $2,500 for each audit committee meeting and special committee meeting, if any, attended and $1,500 for each compensation committee meeting attended.  We reimburse our directors for any business related travel expenses.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction.  In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer (CEO), our Executive Vice President / Chief Financial Officer (CFO), our Vice President / Chief Operating Officer (COO) for television operations, our Executive Vice President / General Counsel and our Vice President / Corporate Finance / Treasurer in 2012.  These individuals represent our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during 2012.  We refer to these five persons throughout this proxy statement as the “named executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. Our Board of Directors has established a Compensation Committee that is responsible for establishing and administering our named executive officers’ and other key employees’ compensation. The Compensation Committee consists of four non-employee directors, three of which are independent under the Nasdaq listing requirements.

General Philosophy, Objectives and Design.  We believe that our people are our most valuable resource and that the dedication and quality of our named executive officers are vital to the long-term interests of our shareholders.  We have established a compensation program for our executive officers that is competitive and designed to support our strategic goals.  The primary objectives of our compensation program are to attract and retain the best available people while efficiently utilizing available resources, to enhance the executive officers’ overall performance, to align the long-term interests of our executive officers with those of our shareholders, to improve our overall business performance and to reward individual performance.  This is accomplished through a combination of base salary, long-term incentive compensation and cash bonus designed to be competitive with comparable employers in the television broadcast industry.  The Compensation Committee considers both the Company’s overall performance and the individual’s performance when setting compensation levels.  However, there are no set guidelines or policies outlining the weight of each, as the Compensation Committee assesses each factor at its discretion.

Shareholder Say on Pay Considerations.  In 2011, we submitted an advisory vote on our executive compensation to our shareholders (also known as “Say on Pay”) for the first time.  Approximately 94% of our shareholders that voted approved our executive compensation.  Our Board and our Compensation Committee considered the strong voting results as a shareholder endorsement of our executive compensation policies and practices, and we intend to continue to emphasize our pay-for-performance compensation philosophy that aligns long-term interests of our executives with those of our shareholders.

Compensation Process.  Each year, the Compensation Committee reviews the prior performance of each executive officer, reviews the effectiveness of past compensation objectives and approves the compensation policies and plans for the next fiscal year.  The Compensation Committee assesses each executive officer’s operational abilities, leadership skills, and potential to contribute to long-term shareholder value.  Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan.  At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes.  Our President and Chief Executive Officer, David D. Smith, and our Executive Vice President and Chief Financial Officer, David B. Amy, consult with the Compensation Committee on appropriate compensation for executive officers other than themselves.  In addition, our Vice President, Human Resources, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.  In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the broadcast and media industry as well as other similarly sized companies comparable to us, including those companies we have determined to be in our peer group.  The Compensation Committee does not benchmark executive officer compensation against competitive market data or our peer group.  However, when determining the levels of base salary, cash bonuses and equity awards of our executive officers, our Compensation Committee uses market data in combination with an analysis of other factors including company and individual performance and executive officer responsibilities.

For 2012, the Compensation Committee determined that our peer group consisted of the following companies in our industry:

•                  Gray Television, Inc.

•                 LIN TV Corp.

•                  Belo Corporation

•                  Scripps Networks Interactive

•                  Meredith Corporation

•                  Nexstar Broadcasting Group, Inc.

•                  Media General, Inc.

In addition, the Compensation Committee considers information from salary surveys to evaluate compensation for similar positions taking into account geographic location and the companies’ revenue size.  These surveys included CompAnalyst / Kenexa, Towers Watson and Mercer reports.  While we review these surveys, we do not formally engage outside compensation consultants.

All final compensation decisions regarding executive officers are made by the Compensation Committee with the exception that decisions regarding “performance-based compensation under Section 162(m)” and all compensation decisions for Mr. David D. Smith, Mr. Frederick G. Smith and Mr. J. Duncan Smith are made by the independent directors serving on the Compensation Committee.

Primary Elements of Compensation.  We provide a competitive mix of compensation elements that align executive officer compensation with shareholder value.  Our compensation program includes both short and long-term compensation in the form of base salary, long-term incentive compensation and cash bonus as discussed below.  We believe that these compensation components provide an appropriate mix of fixed and variable pay, balances short-term operation performance with long-term shareholder value and encourages executive recruitment and retention, which aligns with our compensation philosophy and objectives.

Base Salary.  Base salaries are not objectively determined, but instead reflect levels that we concluded were appropriate based upon our general experience.  Base salary is designed to provide competitive levels of compensation to our executive officers based upon their experience, professional status, accomplishments, duties and scope of responsibility.  As noted above under Compensation Process, also taken into consideration when establishing base salaries are salaries paid by our competitors for similar positions within the television broadcast industry as well as salaries paid by companies outside of our industry for comparable positions.  In addition to market comparisons, the Compensation Committee considers individual performance when determining base salary.

Long-Term Incentive Compensation. Our compensation program includes long-term incentive compensation, paid in the form of restricted stock awards made in Class A Common Stock, stock-settled appreciation rights (SARs) and Special Longevity Bonus awards payable in cash to certain executive officers at future dates pursuant to their respective employment agreements. We have elected to pay long-term incentive compensation in order to provide an incentive for our executive officers to provide strong returns to our shareholders, to better align the interests of our executive officers with those of our shareholders, to continue long-term leadership in the service of the Company and to ensure a competitive compensation program given the market prevalence of equity compensation.

Our restricted stock awards are granted pursuant to the Company’s 1996 Long-Term Incentive Plan (the LTIP) and are time-based awards requiring the executive officer to remain employed by the Company in order for the restricted stock to vest, which is generally over two years.

SARs granted pursuant to the LTIP, have a 10-year term and are fully vested upon grant.  Upon exercise of SARs, the holder would receive a number of shares of Class A Common Stock equal in value to the difference between the SARs’ base value and the per share closing price of the Company’s Class A Common Stock on the date of exercise for the number of SARs being exercised.

When granting equity awards, consideration is given to company and employee performance, but awards are made at the discretion of the Compensation Committee under no objective guidelines.  Grants of equity awards are valued only at the closing price of our stock on the date of grant.  We try to make grants of equity awards at times when they will not be influenced by scheduled releases of information or while we otherwise do not possess material, non-public information, but we have no formal policy as to the timing of equity grants.

Effective November 2011, certain executive officers became entitled to a Special Longevity Bonus, as defined in their respective employment agreements, providing for a single lump sum cash payment due to the executive officer at a specified future date.  These Special Longevity Bonuses are time-based awards requiring the executive officer to remain employed by the Company in order to receive the bonus payments over periods ranging from three to seven years.

Cash Bonus.  Our compensation philosophy is to primarily award cash bonuses to those that have a direct influence on our ongoing revenue and television operating performance.  Based on this criteria, in early 2012, the Compensation Committee determined that our COO and CEO would be eligible to receive a performance-based cash bonus for 2012 performance.  The purpose of our COO’s and CEO’s cash bonus is to promote the attainment of specific financial goals and reward achievement of those goals.  We favor an objective approach when measuring the cash bonus.  The Compensation Committee determines at its discretion the maximum bonus amounts paid.

The CEO is eligible for a quarterly cash bonus.  For 2012, the CEO was eligible for maximum quarterly bonuses of $250,000 for each of the first, second, third and fourth quarters and is dependent on the generation of certain television broadcast cash flow (BCF) targets.  The COO’s cash bonus is categorized into two components: a quarterly cash bonus and an annual cash bonus.  For 2012, the COO was eligible for maximum quarterly bonus amounts of $28,468 per quarter and for a maximum annual bonus of $300,000, dependent on the generation of certain BCF targets.  Additionally, the COO was eligible for maximum quarterly bonus amounts of $3,163 per quarter, dependent upon the generation of certain digital interactive / internet revenue targets.  BCF is a non-GAAP measure reflective of our television assets’ operating performance.  We believe this measure best captures our CEO’s and our COO’s influence over our revenue and television operating performance.  In the event that certain events take place that were not contemplated at the time the targets were determined, the Compensation Committee can adjust the targets to exclude the effect of these events.  Examples of such events include acquisitions, dispositions and changes in accounting rules.  In addition, we target the amount of BCF used in individual bonus determinations at amounts commensurate with the executive’s sphere of influence.  BCF is calculated as GAAP operating income plus corporate general and administrative expenses, stock-based compensation, depreciation and amortization, impairments, other operating divisions expenses and other non-cash charges less other operating divisions’ revenues, non-cash revenue and cash film payments.

The CEO’s and COO’s quarterly bonus is paid on a sliding scale.  If actual quarterly BCF is equal to or in excess of the targeted quarterly BCF for a particular quarter, then 100% of the maximum quarterly bonus attributable to BCF is paid.  For any particular quarter, if actual quarterly BCF is between 95% and 99.9% of budgeted quarterly BCF, then 25% to 95% of the maximum quarterly bonus is paid as follows:

Percentage Achievement of Budgeted BCF	Payout % of Maximum Quarterly Bonus for BCF
95 – 95.9%	25%
96 – 96.9%	40%
97 – 97.9%	65%
98 – 98.9%	80%
99 – 99.4%	90%
99.5 – 99.9%	95%

If actual quarterly BCF is less than 95% of budgeted BCF, then no quarterly bonus is paid.  However, included in the cash bonus is an annual bonus catch-up provision.  If at the end of the year, the annual actual BCF is greater than the annual targeted BCF and the fourth quarter’s actual quarterly BCF is greater than 95% of such quarter’s targeted quarterly BCF, an annual bonus calculation is determined using the quarterly percentage achievement targets and a corresponding quarterly payout percentage.  Any excess in the annual bonus calculated over the quarterly bonuses paid will also be paid.  For 2012, the CEO’s targeted BCF for the first, second, third and fourth quarters was $74.0 million, $80.2 million, $78.2 million and $107.7 million, respectively.  During 2012, actual BCF relative to the CEO exceeded targeted BCF for all quarters and therefore, 100% of the maximum of each quarterly bonus related to the achievement of the target BCF was paid. For 2012, the COO’s targeted BCF, which is adjusted for certain revenue and expense items for which the COO does not have direct responsibility or influence over, for the first, second, third and fourth quarters was $41.7 million, $48.2 million, $47.6 million and $78.8 million, respectively.  The COO exceeded targeted BCF for all quarters and the annual target and therefore, 100% of the maximum of each quarterly and annual bonus related to the achievement of the targeted BCF was paid, totaling $413,872.  Additionally, for 2012, the COO’s targeted digital interactive/internet revenues were fully or partially achieved in three of the four quarters and 100% of the maximum of the quarterly digital interactive/internet bonus was paid for two quarters and 65% of the maximum for one quarter, totaling $8,382.

Additionally, from time to time, the Compensation Committee will award discretionary cash bonuses to other named executive officers based on performance.  In early 2013, the Compensation Committee approved bonuses for David Amy, Barry Faber and Lucy Rutishauser for exceptional performance of each individual in 2012.  The amounts that were paid in 2013 for 2012 performance were $25,000, $25,000, and $15,000, for Mr. Amy, Mr. Faber and Ms. Rutishauser, respectively.

Retirement Plans.  Our compensation program includes retirement plans designed to provide income following a named executive officer’s retirement. Our executive officers can participate in The Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the 401(k) Plan). Contributions made to the 401(k) Plan are matched by the Company, typically in the form of our Class A Common Stock.  The match is discretionary and typically equal to 50% of elective deferrals, up to 4% of each executive officer’s total cash compensation subject to Internal Revenue Service regulations.  In addition, the Compensation Committee has the ability to make additional discretionary contributions to the 401(k) Plan for the benefit of all employees including executive officers. Calculations of targeted overall compensation for executive officers do not include the benefits expected to be received under the 401(k) Plan.  Executive officers participate in the 401(k) Plan on the same terms as all other employees.

Perquisites and Other Benefits.  Perquisites and other benefits represent a minimal amount of the executive officers’ compensation.  The Compensation Committee annually reviews the perquisites that executive officers receive. The primary perquisites for executive officers are tickets to sporting events and certain business entertainment events and related expenses.

Executive officers also participate in our other benefit plans on the same terms as all other employees. These other plans include medical, dental and vision insurance, disability and life insurance and the employee stock purchase plan.

Employment Agreements.  We do not have an employment agreement with David D. Smith, President and Chief Executive Officer. Below is a description of the employment agreements we have entered into with our other named executive officers:

In September 1998, we entered into an employment agreement with David B. Amy, Executive Vice President and Chief Financial Officer, which was amended and restated in November 2011.  The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Amy at any time, with or without cause. The severance payment due upon termination without cause or for good reason is equal to the current base salary through the end of the month in which termination occurs plus one additional month’s base salary and any unutilized vacation time accrued through the termination date.  Mr. Amy received a base salary for 2012 of $716,056. Further, effective November 2011, Mr. Amy is entitled to a Special Longevity Bonus, as defined in the agreement, providing for a single lump sum cash payment of $3,000,000 due at the earlier of the September 25, 2014, upon change-in-control or termination of employment by the Company without cause or by the employee with good reason.  Additionally, upon termination of employment as a result of death or disability, a percentage of the Special Longevity Bonus will be paid, determined by the total cumulative days of service divided by total days of service that would have been provided through September 25, 2014.  The agreement also contains non-competition and confidentiality restrictions on Mr. Amy.

In February 1997, we entered into an employment agreement with Steven M. Marks, COO of Sinclair Television Group, Inc., which was amended and restated in November 2011.  The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Marks at any time, with or without cause.  The severance payment due upon termination without cause or for good reason is equal to the current base salary through the end of month in which termination occurs plus one additional month’s base salary and any unutilized vacation time accrued through the termination date.  Mr. Marks received a base salary for 2012 of $784,088.  Further, effective November 2011, Mr. Marks is entitled to a Special Longevity Bonus, as defined in the agreement, providing for a single lump sum cash payment of $2,750,000 due at the earlier of the November 19, 2018, upon change-in-control or termination of employment by the Company without cause or by the employee with good reason.  Additionally, upon termination of employment as a result of death or disability, a percentage of the Special Longevity Bonus will be paid, determined by the total cumulative days of service divided by total days of service that would have been provided through November 19, 2018.  The agreement also contains non-competition and confidentiality restrictions on Mr. Marks.

In August 2004, we entered into an employment agreement with Barry M. Faber, Executive Vice President and General Counsel, which was amended and restated in November 2011.  The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Faber at any time, with or without cause. The severance payment due upon termination without cause or for good reason is equal to the current base salary through the end of month in which termination occurs plus one additional month’s base salary and any unutilized vacation time accrued through the termination date.  Mr. Faber received a base salary for 2012 of $689,585  Further, effective November 2011, Mr. Faber is entitled to a Special Longevity Bonus, as defined in the agreement, providing for a single lump sum cash payment of $2,500,000 due at the earlier of the September 3, 2016, upon change-in-control or termination of employment by the Company without cause or by the employee with good reason.  Additionally, upon termination of employment as a result of death or disability, a percentage of the Special Longevity Bonus will be paid, determined by the total cumulative days of service divided by total days of service that would have been provided through September 3, 2016.  The agreement also contains non-competition and confidentiality restrictions on Mr. Faber.

In March 2001, we entered into an employment agreement with Lucy A. Rutishauser, Vice President / Corporate Finance / Treasurer.  The agreement does not provide for any payments to Ms. Rutishauser upon termination.  The agreement does not have any specified termination date and we have the right to terminate the employment of Ms. Rutishauser at any time, with or without cause.  Ms. Rutishauser received a base salary for 2012 of $318,270.  The agreement also contains non-competition and confidentiality restrictions on Ms. Rutishauser.

Accounting and Tax Consideration.  Section 162(m) of the Internal Revenue Code of 1986 (Section 162 (m)), does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to any employee who is treated as a “Covered Employee” unless such payments are “qualified performance-based” as defined by the applicable treasury regulations.  “Covered Employee” definition, as amended by Notice 2007-49, includes the Company’s CEO and any of the Company’s three other most highly compensated executive officers (other than the CEO and the CFO) who are employed as of the end of the year.  Exceptions are made for qualified performance-based compensation awarded by the Compensation Committee, among other things.  Under the tax rules, the Compensation Committee must be comprised solely of two or more outside directors.  In 2010, we received shareholder approval of certain performance criteria and other award terms for a qualified performance-based incentive program intended to preclude the deduction limitation requirements pursuant to Section 162(m) meeting of shareholders.  Pursuant to Proposal 3, we are seeking shareholder approval of a new 2013 Executive Incentive Plan intended to permit us to continue to award qualified performance-based compensation and increase flexibility as to the performance goals which may be used.  The approval of the 2013 Executive Incentive Plan is also intended to approve the special incentive bonus provisions of Mr. Pruett’s employment contract and qualify the special incentive payment which may be made for treatment as qualified performance-based compensation.  In 2012, approximately $9,857 of the compensation paid to Mr. Faber was not deductible under the Section 162(m).  While the Compensation Committee considers the Section 162(m) exceptions and desires to meet the requirements of Section 162(m) for deductibility when appropriate and consistent with the compensation goals, not all compensation paid to our executive officers may qualify for tax deductibility.  Further, because of ambiguities and uncertainties under Section 162(m), we cannot give any assurance that compensation that we intend to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

As a general matter, we determine and implement compensation elements based on their alignment with our compensation philosophy and objectives and not based on any unique or preferential accounting or tax treatment.

Executive Compensation Actions After December 31, 2012.  For 2013, compensation was set by the Compensation Committee as follows:

Name	Base Salary	Maximum Total Quarterly Bonus	Maximum Annual Bonus
David D. Smith	$1,000,000	$1,000,000	$—
David B. Amy	753,000	—	—
Steven M. Marks	825,000	132,800	432,800
Barry M. Faber	725,400	—	—
Lucy A. Rutishauser	334,700	—	—

The Compensation Committee also granted restricted stock awards to named executive officers, except Mr. David D. Smith, in accordance with the discussion under “Long-Term Incentive Compensation” above.  Messrs. Amy, Marks, Faber and Ms. Rutishauser were granted restricted stock awards of 50,000, 20,000, 50,000 and 20,000 shares, respectively.  Additionally, the Compensation Committee granted Mr. David Smith 500,000 SARs.

In April 2013, we entered into an employment agreement with Steven J. Pruett, COO of Chesapeake Television, Inc. (“Chesapeake TV”).  The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Pruett at any time, with or without cause.  The severance payment due upon termination without cause or for good reason is equal to the current base salary through the end of the month in which termination occurs plus (i) one additional month’s base salary, (ii) any unutilized vacation time accrued through the termination date, (iii) the sum of one year’s base salary and the average of any performance bonus paid to Mr. Pruett over the preceding two calendar years and (iv) any Special Incentive Bonus, as defined in the agreement, for which Mr. Pruett has satisfied the conditions for receipt thereof on or prior to the termination date.  Mr. Pruett will receive a base salary for 2013 of $650,000, prorated from the date of hire.  Further, the Special Incentive Bonus for which Mr. Pruett is eligible provides for a performance-based payment to the extent of an increase in Enterprise Value of Chesapeake TV between April 1, 2013 and the earliest of December 31, 2018; the date of receipt by Chesapeake TV or its stockholders of the consideration related to a change-in-control; the termination of Mr. Pruett’s employment as a result of his death or disability, by Chesapeake TV without cause, or by Mr. Pruett for good reason; or an initial public offering of Chesapeake TV (an “IPO”), provided that Mr. Pruett remains continuously employed by Chesapeake TV until such time.  In the event of change-in-control or IPO, the amount of the Special Incentive Bonus will be a fixed percentage of the increase in the Enterprise Value of Chesapeake TV, which will be 1.5% in the first two years, 3% in year 3, 4.5% in year 4, and 6% thereafter.  In all other instances, the amount of the Special Incentive Bonus will be 80% of such amount described above.  The Special Incentive Bonus may not exceed $15 million and is contingent on the shareholders of the Company approving the Special Incentive Bonus Program in a manner intended to permit the Special Incentive Bonus Program to constitute performance-based compensation under Section 162(m) of the Code.  The Agreement also contains non-competition and confidentiality restrictions on Mr. Pruett.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company incorporated it by specific reference.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in or incorporated by reference into the Company’s annual report on Form 10-K and the Company’s proxy statement on Schedule 14A.

Compensation Committee

Daniel C. Keith, Chairman
Basil A. Thomas
Martin R. Leader
Lawrence E. McCanna

Summary Compensation Table for 2012, 2011 and 2010

The following table sets forth certain information regarding compensation for services rendered in all capacities during the year ended December 31, 2012 by our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards (a)	Annual bonus (b)	Option Awards (c)	Non-equity Incentive Plan Compensation (d)	All Other Compensation	Total
David D. Smith, President and Chief	2012	$1,000,000	$—	$—	$1,952,000	$1,000,000	$—	$3,952,000
Executive Officer	2011	1,000,000	—	—	2,181,000	1,000,000	—	4,181,000
	2010	1,000,000	—	—	1,608,000	1,000,000	—	3,608,000
David B. Amy, Executive Vice President	2012	716,056	292,000	25,000	—	—	—	1,008,056
and Chief Financial Officer	2011	695,200	241,400	—	—	—	—	936,600
	2010	675,000	287,500	—	—	—	—	962,500
Steven M. Marks, Vice President / Chief	2012	784,088	140,160	—	—	422,255	—	1,346,503
Operating Officer	2011	761,250	120,700	—	—	72,752	—	954,702
	2010	761,250	115,000	—	—	426,525	—	1,302,775
Barry M. Faber, Executive Vice	2012	689,585	292,000	25,000	—	—	—	981,585
President / General Counsel	2011	669,500	241,400	—	—	—	—	910,900
	2010	650,000	172,500	—	—	—	—	822,500
Lucy A. Rutishauser, Vice President / Corporate	2012	318,270	93,440	15,000	—	—	—	411,710
Finance / Treasurer	2011	309,000	120,700	—	—	—	—	429,700
	2010	300,000	143,750	—	—	—	—	443,750

(a)         Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted in 2012, 2011 and 2010.  For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plans to our consolidated financial statements and related footnotes in our 2012 Annual Report on Form 10-K, as well as, the Grants of Plan-Based Awards table below.  Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by our Board from time to time.

(b)   Discretionary bonuses were paid in 2013 for 2012 performance.

(c)          Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of SARs granted in 2012, 2011 and 2010.  For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plan to our consolidated financial statements and related footnotes in our 2012 Annual Report on Form 10-K, as well as, the Grants of Plan-Based Awards table below.

(d)         Mr. Smith’s and Mr. Marks’ cash bonus in proportion to salary is dependent on their performance pursuant to the cash bonus calculation as well as market evaluations.  See Compensation Discussion and Analysis above for further information.

Grants of Plan-Based Awards for 2012

	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying	All Other Stock Awards: Number of Shares of	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	Options	Stock	Awards	(b)
David D. Smith	3/09/2012	$250,000	$1,000,000	$1,000,000	400,000	—	$11.68	$1,952,000
David B. Amy	3/09/2012	—	—	—	—	25,000	—	292,000
Steven M. Marks	3/09/2012	31,631	126,525	426,525	—	12,000	—	140,160
Barry M. Faber	3/09/2012	—	—	—	—	25,000	—	292,000
Lucy A. Rutishauser	3/09/2012	—	—	—	—	8,000	—	93,440

(a)         Threshold reflects the minimum payment that Mr. Smith and Mr. Marks are eligible to receive if one quarter’s actual BCF exceeds targeted BCF.  For Mr. Smith, target and maximum are reflective of quarterly BCF exceeding each respective quarterly targeted BCF in the first, second, third and fourth quarters.  For Mr. Marks, target is reflective of each quarterly BCF exceeding each respective quarterly targeted BCF and maximum is reflective of target plus his annual bonus component.  For further information regarding Mr. Smith and Mr. Marks’ cash bonuses, see the Primary Elements of Compensation — Cash Bonus section of the Compensation Discussion and Analysis above.  During 2012, no other named executive officers were eligible to receive non-equity incentive plan awards.

(b)         This column shows the full grant date fair value of restricted stock awards and SARs.  Restricted stock award vesting is not dependent on future performance levels, rather it is dependent solely on future employment with the Company.  Our common stock’s closing price per share on March 9, 2012 (the grant date for all SARs and restricted stock awards) was $11.68.  The grant date fair values of the restricted stock and SARs awards were computed in accordance with FASB ASC Topic 718 and do not include estimates for forfeitures.  There can be no assurance that the FASB ASC Topic 718 amounts shown in this table will ever be realized by the named executive officer.  The SARs awards vested immediately.  Restrictions on restricted stock granted in 2012 lapse over two years at 50% and 50%, respectively.  For further information regarding restricted stock and SARs awards, see the Primary Elements of Compensation — Long-Term Incentive Compensation section of the Compensation Discussion and Analysis above.  Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by our Board from time to time.

Outstanding Equity Awards at Fiscal Year End for 2012

The following table provides certain information about all equity compensation awards held by the named executive officers as of December 31, 2012.  All options and SARs held by named executive officers are exercisable.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (a)
David D. Smith					—		$—
	400,000	(b)	$11.68	03/09/2022
	300,000	(b)	12.07	03/22/2021
	200,000	(b)	15.78	04/02/2017
David B. Amy					35,000	(c)	$441,700
	12,500		$12.30	03/29/2014
Steven M. Marks					17,000	(d)	$214,540
	10,000		$12.00	01/02/2013
	12,500		12.30	03/29/2014
Barry M. Faber					35,000	(c)	$441,700
	—		$—	—
Lucy A. Rutishauser					13,000	(e)	$164,060
	5,000		$12.30	03/29/2014

(a)         Based on closing market price of $12.62 per share on December 31, 2012.

(b)         SARs are fully vested on the grant date

(c)          10,000 shares will vest on March 22, 2013.  12,500 shares will vest on each of March 9, 2013 and 2014.

(d)         5,000 shares will vest on March 22, 2013.  6,000 shares will vest on each March 9, 2013 and 2014.

(e)          5,000 shares will vest on March 22, 2013.  4,000 shares will vest on each March 9, 2013 and 2014.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of options, includes SARs, and vesting of shares of restricted stock held by the named executive officers during the year ended December 31, 2012.

	Option/SARs Awards		Stock Awards
Name	Number of Securities Underlying Options/SARs Exercised	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
David D. Smith	—	$—	—	$—
David B. Amy	—	—	35,000	401,900
Steven M. Marks	—	—	15,000	172,050
Barry M. Faber	—	—	25,000	286,300
Lucy A. Rutishauser	—	—	17,500	200,950

(a)         Represents the total value realized upon the vesting of restricted shares using the average of the high and low prices of our common stock on the vesting dates.

Potential Post-Employment Payments and Benefits

The following table sets forth the potential payments if termination of employment or a change in control for each named executive officer had occurred on December 31, 2012.

Benefits and Payments upon Termination	Termination without cause or for good reason		Termination with cause or without good reason	Change in Control	Death or Disability
David D. Smith	$—		$—	$—	$—

David B. Amy
Severance Payment	$121,450	(a)	$—	$—	$61,671	(b)
Special Longevity Bonus (c)	3,000,000		—	3,000,000	2,823,316
Restricted stock (d)	—		—	441,700	441,700
Total	$3,121,450		$—	$3,441,700	$3,326,687

Steven M. Marks
Severance Payment	$210,220	(a)	$—	$—	$144,773	(b)
Special Longevity Bonus (c)	2,750,000			2,750,000	2,233,368
Restricted stock (d)	—		—	214,540	214,540
Total	$2,960,220		$—	$2,964,540	$2,592,681

Barry M. Faber
Severance Payment	$181,322	(a)	$—	$—	$123,755	(b)
Special Longevity Bonus (c)	2,500,000		—	2,500,000	2,016,571
Restricted stock (d)	—		—	441,700	441,700
Total	$2,681,322		$—	$2,941,700	$2,582,026

Lucy A. Rutishauser
Restricted stock (d)	$—		$—	$164,060	$164,060
Total	$—		$—	$164,060	$164,060

(a)         Includes severance payment and accrued vacation as determined in accordance with employment agreement.  See Compensation Discussion and Analysis, Employment Agreements, for more information.

(b)         Includes accrued vacation as determined in accordance with employment agreement.  See Compensation Discussion and Analysis, Employment Agreements, for more information.

(c)          Represents the Special Longevity Bonus due in accordance with employment agreement.  See Compensation Discussion and Analysis, Employment Agreements, for more information.

(d)         Based on closing market price of $12.62 per share on December 31, 2012.  Restricted stock immediately vests upon a change in control, death or disability, as defined in the LTIP.  In April 2013, the Compensation Committee

approved a change to the LTIP such that restricted stock immediately vests upon termination by the Company without cause or by the employee for good reason.

Equity Compensation Plan Information

The equity compensation plan information as of December 31, 2012 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights) (b)
Equity compensation plans approved by security holders	129,500	$11.73	9,888,079
Equity compensation plans not approved by security holders	—	—	—

Total	129,500	$11.73	9,888,079

(a)         The amounts do not reflect shares to be issued upon exercise of 900,000 SARs as the exercise price of the SARs was in excess of the closing market price of $12.62 per share as of December 30, 2012.  The weighted average exercise price of the outstanding SARs was $12.72.  Additionally, these amounts do not reflect 158,500 shares of unvested restricted stock.

(b)         This amount reflects the total shares available for future issuance under the Company’s LTIP, which includes the issuance of stock awards, and the Company’s Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our officers (as defined in the SEC regulations), directors and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Robert E. Smith did not file one report on Form 4, reporting the acquisition of Class A Common Stock, on a timely basis.  The report on Form 4, originally due February 23, 2012, was filed with the SEC on February 27, 2012.  J. Duncan Smith did not file one report on Form 4, reporting the conversion of Class B Common Stock into Class A Common stock and the disposition of Class A Common Stock, on a timely basis.  The report on Form 4, originally due on January 2, 2013, was filed with the SEC on January 3, 2013.  Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements except for the Forms 4 mentioned above.

RELATED PERSON TRANSACTIONS

In January 2007, we adopted a written related person transaction policy.  Our related person transaction policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, wherein the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.  The Board of Directors has determined that certain transactions falling within the characteristics above do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not deemed to be related person transactions.

The Audit Committee of the Board of Directors reviews all related person transactions and may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.  The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Committee, if any, and that all required disclosures regarding the related person transaction are made.

Prior to the adoption of our related person transaction policy, consistent with the Nasdaq listing requirements and the Audit Committee charter, the Audit Committee reviewed or approved all related person transactions requiring disclosure under SEC regulations to the extent such transactions were entered into or amended since February 2004.  Certain of the following transactions were not approved pursuant to the current related person transaction policy because they were entered into before the policy’s existence.

Transactions with our controlling shareholders. David, Frederick, J. Duncan and Robert Smith (collectively, the controlling shareholders) are brothers and hold substantially all of the Class B Common Stock and some of our Class A Common Stock.  We engaged in the following transactions with them and/or entities in which they have substantial interests:

Leases.  Certain assets used by us and our operating subsidiaries are leased from Cunningham Communications Inc., Keyser Investment Group, Gerstell Development Limited Partnership and Beaver Dam, LLC (entities owned by the controlling shareholders).  Lease payments made to these entities were $4.7 million for the year ended December 31, 2012.  The lease arrangement related to Beaver Dam, LLC, two lease agreements with Gerstell Development Limited Partnership for building space related to our Pittsburgh and Baltimore stations and a lease agreement with Cunningham Communications Inc. for a tower related to our Baltimore station have been approved pursuant to the current related person transaction policy.  The other leases were entered into before the current related person transaction policy was adopted.

Bay TV.  In January 1999, we entered into a LMA with Bay TV, which owns the television station WTTA-TV in Tampa / St. Petersburg, Florida market.  Each of our controlling shareholders owns a substantial portion of the equity of Bay TV and collectively has controlling interests.  Payments made to Bay TV totaled $2.9 million for the year ended December 31, 2012.

On December 1, 2012, we purchased substantially all of the assets of Bay TV for $40.0 million. Our board of directors obtained a fairness opinion on the purchase price from a third party valuation firm and the sale was approved pursuant to the current related person transaction policy. Concurrent with the acquisition, our LMA with Bay TV was terminated.

Charter Aircraft.  From time to time, we charter aircraft owned by certain controlling shareholders.  We incurred expenses of $0.6 million during the year ended December 31, 2012.  Charters have been approved pursuant to the current related person transaction policy.

Cunningham Broadcasting Corporation.  As of December 31, 2012, Cunningham was the owner-operator and FCC licensee of: WNUV-TV Baltimore, Maryland; WRGT-TV Dayton, Ohio; WVAH-TV Charleston, West Virginia; WTAT-TV Charleston, South Carolina; WMYA-TV Anderson, South Carolina; WTTE-TV Columbus, Ohio; and WDBB-TV Birmingham, Alabama (collectively, the Cunningham Stations).

Trusts established for the benefit of the children of our controlling shareholders, and the estate of Carolyn C. Smith, a parent of our controlling shareholders, own Cunningham.  We have options from these trusts which grant us the right to acquire, subject to applicable FCC rules and regulations, 100% of the capital stock of Cunningham owned by the trusts.  We also have options from each of Cunningham’s subsidiaries, which are the FCC licensees of the Cunningham stations, which grant us the right to acquire, and grant Cunningham the right to require us to acquire, subject to applicable FCC rules and regulations, 100% of the capital stock or the assets of Cunningham’s individual subsidiaries.

In addition to the option agreements, we have LMAs with the Cunningham stations to provide programming, sales and managerial services to the stations.  Each of the LMAs has a current term that expires on July 1, 2016 and there are three additional 5-year renewal terms remaining with final expiration on July 1, 2031.

Effective November 5, 2009, we entered into amendments and/or restatements of the following agreements between Cunningham and us: (i) the LMAs, (ii) option agreements to acquire Cunningham stock and (iii) certain acquisition or merger agreements relating to the Cunningham Stations.

Pursuant to the terms of the LMAs, options and other agreements, beginning on January 1, 2010 and ending on July 1, 2012, we were obligated to pay Cunningham the sum of approximately $29.1 million in 10 quarterly installments of $2.75 million and one quarterly payment of approximately $1.6 million, which amounts were used to pay down Cunningham’s bank credit facility and which amounts were credited toward the purchase price for each Cunningham station.  An additional $1.2 million was paid on July 1, 2012 and another installment of $2.75 million was paid on October 1, 2012 as an additional LMA fee and was used to pay off the remaining balance of Cunningham’s bank credit facility.  The aggregate purchase price of the television stations, which was originally $78.5 million pursuant to certain acquisition or merger agreements subject to 6% annual increases, was decreased by each payment made by us to Cunningham, through 2012, up to $29.1 million in the aggregate, pursuant to the foregoing transactions with Cunningham as such payments are made.  Beginning on January 1, 2013, we will be obligated to pay Cunningham an annual LMA fee for the television stations equal to the greater of (i) 3% of each station’s annual net broadcast revenue and (ii) $5.0 million, of which a portion of this fee will be credited toward the purchase price to the extent of the annual 6% increase.  The remaining purchase price as of December 31, 2012 was approximately $57.1 million. The amended and/or restated LMAs and option agreements have been approved pursuant to the current related person transaction policy.

Additionally, we reimburse Cunningham for 100% of its operating costs, and paid Cunningham a monthly payment of $50,000 through December 2012 as an LMA fee.

We made payments to Cunningham under these LMAs and other agreements of $15.7 million for the year ended December 31, 2012.  For the year ended December 31, 2012, Cunningham’s stations provided us with approximately $105.5 million of total revenue.  Our Bank Credit Agreement contains certain cross-default provisions with certain material third-party licenses.  As of December 31, 2012, Cunningham was the sole material third-party licensee.

Atlantic Automotive Corporation.  We sold advertising time to and purchased vehicles and related vehicle services from Atlantic Automotive Corporation (Atlantic Automotive), a holding company that owns automobile dealerships and an automobile leasing company.  David D. Smith, our President and Chief Executive Officer, has a controlling interest in, and is a member of the Board of Directors of Atlantic Automotive.  We received payments for advertising totaling $0.1 million during the year ended December 31, 2012.  We paid $1.8 million for vehicles and related vehicle services from Atlantic Automotive during the year ended December 31, 2012.  Additionally, in August 2011, Atlantic Automotive entered into an office lease agreement with Towson City Center, LLC (Towson City Center), a subsidiary of one of our real estate ventures. Atlantic Automotive paid $0.4 million in rent during the year ended December 31, 2012. Arrangements with Atlantic Automotive have been approved pursuant to the current related person transaction policy.

Leased property by real estate ventures. Certain of our real estate ventures have entered into leases with entities owned by David Smith to lease restaurant space. There are leases for three restaurants in a building owned by one of our consolidated real estate ventures in Baltimore, MD. Total rent received under these leases was $0.3 million for the year ended December 31, 2012. There is also one lease for a restaurant in a building owned by one of our real estate ventures, accounted for under the equity method, in Towson, MD. Annual rent under this lease will be approximately $0.2 million once the restaurant is opened in 2013. All of these agreements have been approved pursuant to the current related person transaction policy.

Thomas & Libowitz P.A.  Basil A. Thomas, a member of our Board of Directors, is the father of Steven A. Thomas, a partner and founder of Thomas & Libowitz, P.A. (Thomas & Libowitz), a law firm providing legal services to us on an ongoing basis.  We paid fees of $1.0 million to Thomas & Libowitz during 2012. The services provided by Thomas & Libowitz P.A. have been approved pursuant to the current related person transaction policy.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees (including our chief executive officer, chief financial officer, chief accounting officer and corporate controller and any person performing similar functions).  We have made the Code of Business Conduct and Ethics available on our website at www.sbgi.net.  We will disclose promptly any waiver from or amendment to the Code of Business Conduct and Ethics for our executive officers or directors as required by law, SEC regulations or Nasdaq listing requirements, by posting such disclosure on our website.

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company incorporated it by specific reference.

The Audit Committee has received from Sinclair’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, regarding PwC’s independence, including communications between PwC and us regarding PwC’s independence, and has discussed with PwC its independence. The Audit Committee has discussed whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs, and has approved all non-audit services provided by PwC in 2012. The Audit Committee also has discussed with PwC the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees” and No. 90, “Audit Committee Communications” including the selection of and changes in Sinclair’s significant accounting policies, the basis for management’s accounting estimates, PwC’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management and representatives of PwC in connection with PwC’s audit of Sinclair’s consolidated financial statements and related schedule for the year ended December 31, 2012, and reviewed and discussed such financial statements with management.  The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Sinclair’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Sinclair’s internal control over financial reporting.  Based on such review and discussion with management, and based on the Audit Committee’s reviews and discussions with PwC regarding its independence and the matters required to be discussed under Statement on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of Sinclair’s internal control over financial reporting be included in Sinclair’s Annual Report on Form 10-K and the Board has approved that recommendation.

The Audit Committee has reviewed and discussed the fees paid to PwC during the last year for audit and non-audit services, which are set forth in this proxy statement under “Disclosure of Fees Charged by Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services are compatible with PWC’s independence.

Audit Committee

Lawrence E. McCanna, Chairman
Daniel C. Keith
Martin R. Leader

Disclosure of Fees Charged by Independent Registered Public Accounting Firm

The following summarizes the fees charged by PwC for certain services rendered to us during 2012 and 2011, respectively:

Audit Fees.  Fees paid for annual audits of our consolidated financial statements and effectiveness of internal control over financial reporting, reviews of interim consolidated financial statements and fees related to debt offerings (2012) were $2,272,000 and $1,418,562 in 2012 and 2011, respectively.

Audit-Related Fees.  Audit-related fees incurred for the year ended December 31, 2011 were $52,243, which consisted of services in connection with due diligence.  There were no audit related fees incurred for the year ended December 31, 2012.

Tax Fees.  Tax fees incurred for tax planning and compliance services through December 31, 2012 and 2011 were $746,016  and $536,160, respectively.

All Other Fees.  During 2012, we incurred $3,600 related to subscription fees for web-based accounting and financial reporting research tools.  We did not incur any other fees during 2011.

All of the services described above were pre-approved by the Audit Committee.  None were approved pursuant to the waiver of pre-approval provisions set forth in Regulation S-X of the Exchange Act.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

In May 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent registered public accounting firm (the independent auditors) in order to ensure that the provision of such services does not impair the auditor’s independence.  Under this policy, which remains in effect, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter, along with a specified list of audit-related and tax services.  If any service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee and the independent auditor may not begin work on any engagement without confirmation of the Audit Committee pre-approval from the Chief Accounting Officer or his or her delegate.  In accordance with this policy, the Chairman of the Audit Committee has been authorized by the Committee to pre-approve any audit-related, tax or other permissible non-audit service engagements of the independent auditors.

SHAREHOLDER PROPOSALS

If you intend to propose any matter for action at our 2014 annual meeting of shareholders, you must submit your proposal to the Secretary of Sinclair at 10706 Beaver Dam Road, Hunt Valley,  Maryland  21030 not later than December 17, 2013 at 5:00 p.m. Eastern Standard Time.  Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2013 annual meeting.  The proxy for the 2013 annual meeting will grant discretionary authority to vote with regard to shareholder proposals not included in our proxy materials unless (a) notice is received by March 1, 2014 and (b) the conditions set forth in Rule 14 a-4 (c)(2)(i)-(iii) under the Securities Exchange Act of 1934 are met.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 22, 2012

Annex A

SINCLAIR BROADCAST GROUP, INC.
2013 EXECUTIVE INCENTIVE PLAN

Section 1.                                          Purpose.  The purpose of the Sinclair Broadcast Group, Inc. 2013 Executive Incentive Plan (this “Plan”) is to attract, retain and motivate selected executive officers of Sinclair Broadcast Group, Inc. (“SBG”) and its subsidiaries and affiliates (together with the SBG, and their and its successors and assigns, the “Company”) in order to promote the Company’s growth and profitability.  It is intended that a Bonus (as defined in Section 5(d)) payable under this Plan may be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.

Section 2.                                          Administration.

(a)                                 General.  Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the SBG (the “Board”).  Unless the Board determines otherwise, the outside directors (as defined below) of the “compensation committee” of the Board shall constitute the Committee.  The Committee at all times shall be composed of at least two directors of SBG, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3).

(b)                                 Role of the Committee.  The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and establishing Performance Goals (as defined in Section 5(b)) in accordance with Section 5(a) for each Participant (as defined in Section 4(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, certifying the attainment of Performance Goals, calculating the size of the Bonus payable to each Participant and whether such Bonus is payable in cash or equity-based awards of the SBG; (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan, including to reflect changes in or interpretations of applicable law, rules or regulations.

(c)                                  Procedures; Decisions Final.  Actions of the Committee shall be made by the vote of a majority of its members.  The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d)                                 Delegation.  The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, that the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

(e)                                  No Liability.  No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, any Award or any Bonus.  Each Covered Person shall be indemnified and held harmless by the SBG against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan and against and from any and all amounts paid by such Covered Person, with the SBG’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the SBG shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the SBG gives notice of its intent to assume the defense, the SBG shall have sole control over such defense with counsel of the SBG’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification shall not be exclusive of, and shall not be deemed to limit or modify, any other rights of indemnification or the advancement of expenses to which Covered Persons may be entitled under SBG’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the SBG may have to indemnify such persons or hold them harmless.

Section 3.                                          Performance Period.  The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more Bonus payouts, to the extent consistent with Treasury Regulation Section 1.162-27(e)(2).  The Performance Period(s) may be SBG’s fiscal year, or such other fiscal or non-fiscal year periods as determined by the Committee, including multi-year Performance Periods or Performance Periods of less than one fiscal year.  A Participant may have more than one Award outstanding and each Award may have a different Performance Period.  The Performance Period for the Special Incentive Bonus (as defined in Section 5(a)) shall end not later than December 31, 2018.

Section 4.                                          Eligibility and Participation.  While attainment of the Performance Goal is substantially uncertain and not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to an Award with a Performance Period of at least one year, (ii) the day on which 25% of the Performance Period with respect to the Award has expired, and (iii) at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for the Performance Period applicable to the Award (the “Participants”), which shall include those executive officers who (i) are, or are expected to be, “covered employees” as defined in Section 162(m) of the Code or (ii) are otherwise selected by the Committee to participate in the Plan.  No employee shall at any time have a right to be selected as a Participant in the Plan for any Performance Period, to be entitled automatically to an award, nor, having been selected as a Participant for one Performance Period, to be a Participant in any other Performance Period.

Section 5.                                          Bonus Amounts.

(a)                                 Establishment of Performance Goals and Formula.  By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall establish the objective performance goals (the “Performance Goals”) for a Performance Period in writing while the outcome of the Performance Goals is substantially uncertain.  At the same time the Performance Goals are established, the Committee shall (1) prescribe a formula to determine the amount of the payment or payments which may be payable based upon the level of attainment of the Performance Goals during the Performance Period (the Participant’s “Award “) and (2) establish the maximum Award payable for each Participant for that Performance Period.   The Employment Agreement effective April 1, 2013, between SBG’s subsidiary Chesapeake Television, Inc. and Steven S. Pruett provides for a Special Incentive Bonus (the “Special Incentive Bonus”), which Special Incentive Bonus is intended to be an Award under the Plan, pursuant to the performance goals and formula provided in the Employment Agreement for determining the amount of Special Incentive Bonus, if any, payable under such Award.

(b)                                 Performance Goals.  The Performance Goals for Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5.  Performance Goals shall be objective and otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Each grant may specify in respect of the specified performance goals a minimum acceptable level of achievement below which no payment on such Award will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance

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goal.  A grant of an Award may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant, provided that all such Awards under the Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be subject to the limitations of Section 5(e).  Performance goals may differ for Awards granted to any one Participant or to different Participants.  Subject to the requirements of Code Section 162(m), the Committee may adjust performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant, that are unrelated to the performance of the Participant, such as a change in accounting rules after the date of the Award is made, and result in distortion of the performance objectives or the related minimum acceptable level of achievement.  The Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other events or circumstances.  Furthermore, to the extent permitted under Section 162(m) of the Code, the Committee may at the of establishment of the performance goals for an Award provide for adjustments to the Performance Goals applicable to a Participant’s Award when the Committee deems such adjustments appropriate in light of the Participant’s responsibilities.  To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(c)                                  Business Criteria.  Specified levels or increases, on an absolute or relative basis, in one or more of the following business criteria for SBG, on a consolidated basis, and/or specified subsidiaries or business units, geographic regions, or properties of SBG (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing Performance Goals for such Awards intended to qualify as “performance-based compensation” under Code Section 162(m): (1) broadcast cash flow (BCF) (as defined in this Section); (2) total shareholder return; (3) total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the NASDAQ Telecommunications Index; (4) net earnings; (5) pretax profits; (6) earnings before interest expense, taxes, depreciation and amortization; (7) operating margin; (8) earnings per share; (9) return on shareholder equity; (10) return on invested capital; (11) return on investment; (12) operating earnings; (13) expense management; (14) revenue; (15) internet revenue; (16) share price; (17) market share or market penetration; (18) attainment of acquisition, disposition, financing, refinancing, or capitalization goals; and (19) the performance goals based on increase in enterprise value of Chesapeake Television as set forth in the Special Incentive Bonus.  Subject to such adjustments as adopted by the Committee, broadcast cash flow is calculated as GAAP operating income plus corporate general and administrative expenses, stock-based compensation, depreciation and amortization, impairments, other operating divisions’ expenses and other non-cash charges less other operating divisions’ revenues, non-cash revenue and cash film payments.

(d)                                 Committee Discretion to Determine Bonus.  The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan.  Notwithstanding anything to the contrary in this Plan, if so provided pursuant to the terms of an Award, the Committee may, in its sole discretion, reduce (but not increase) the Award amount for any Participant for a particular Performance Period at any time prior to the payment of Awards to Participants pursuant to Section 6. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus”.

(e)                                  Maximum Bonus.  Notwithstanding anything to the contrary in Section 5(a), under no circumstances shall the Bonus or Bonuses under the Plan, other than the Special Incentive Bonus, payable to any single Participant exceed $2,000,000 for each fiscal year of SBG during the Performance Period.  The amount payable to the Participant for the Special Incentive Bonus may not exceed $15,000,000 in the aggregate.

(f)                                   Certification.  Following the completion of the Performance Period for an Award and prior to any Bonus payment, the Committee shall certify in writing whether the Performance Goals and other material terms for the Performance Period have been met and, if they have been met, certify the amount of the applicable Bonus. No Bonus may be paid under the Plan until the Committee has certified whether, and to what extent, the Performance Goals for that Performance Period were achieved.

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Section 6.                                          Payment of Bonus Amount.

(a)                                 Payment.  Each Participant’s Bonus shall be payable, in the discretion of the Committee in cash and/or an equity-based award of equivalent value granted pursuant to any other stockholder-approved equity-based compensation plan of the SBG (any such Plan, a “Company Equity Plan”).  The cash portion of the Bonus shall be paid by the earlier of (i) March 10th of the fiscal year after the end of the Performance Period for which such Bonus is earned or (ii) if an earlier payment date is provided for in the Award, such earlier date, but in no event before the Committee certifies in writing that the Performance Goals for such Performance Period were achieved; provided, further, that any mandatory deferral required by applicable law (including any rules, regulations and applicable guidance) shall be implemented as required by law.  Any equity-based award granted in respect of all or a portion of a Participant’s Bonus shall be subject to such terms and conditions the Company Equity Plan under which it was awarded, including any additional restriction or vesting requirements as the Committee and the administrative committee of the applicable Company Equity Plan may determine.  In determining the number of SBG restricted stock units, restricted shares or unrestricted shares of common stock that are equivalent to a dollar amount, the dollar amount of such Bonus shall be divided by the closing prices SBG’s common stock on the last day of the Performance Period (or the last preceding trading day if such date is not a trading day).

(b)                                 Committee Determination Required.  No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee certifies in writing (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.

Section 7.                                          Termination of Employment.  If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan for that Performance Period unless otherwise provided in connection with the terms of an Award, the Participant’s employment agreement or otherwise determined by the Committee in connection with specified terminations of employment.

Section 8.                                          Recoupment.  Notwithstanding any provision of this Plan to the contrary, any payment under this Plan shall be subject to any forfeiture, recoupment or clawback as may be required by applicable law (including any rules, regulations and applicable guidance), any agreement with the Company, the terms of an Award or any Company policies as may be in effect from time to time.

Section 9.                                          General Provisions.

(a)                                 Payment of Incentive Compensation Other than Performance-Based Compensation Under Section 162(m) of the Code.  The terms of the Plan set forth rules under which the Company may pay “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.  The existence of the Plan shall not preclude the Company from making payments of incentive compensation which do not qualify as performance-based under Section 162(m)(4)(C) of the Code.  Furthermore, the Committee may when it deems appropriate provide for incentive compensation based on the performance goals set forth in Section 5(d) which does not qualify as performance-based under Section 162(m)(4)(C) of the Code because it does not otherwise comply with the terms of the Plan or Section 162(m)(4)(C) of the Code.

(b)                                 Amendment, Termination, etc.  The Board or the Committee may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan and any Award granted hereunder, except that no modification, alteration, amendment, suspension, discontinuation or termination may impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules.

(c)                                  Nonassignability.  No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution, unless the Committee determines otherwise.  Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 9(c) shall be void and shall not be recognized or given effect by the SBG or the Company.

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(d)                                 Plan Creates No Employment Rights.  Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the SBG or the Company for the Performance Period or thereafter or affect any right which the SBG or the Company may have to terminate such employment.

(e)                                  Choice of Forum.

(1)                                 Jurisdiction.  The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in Baltimore, Maryland over any suit, action or proceeding arising out of or relating to or concerning this Plan.  The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 9(e) has a reasonable relation to this Plan and to the relationship between such Participant and the Company.  Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 9(e).

(2)                                 Acceptance of Jurisdiction.  The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9(e)(1), (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 9(e) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

(3)                                 Confidentiality.  Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 9(e), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(f)                                   Governing Law.  All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.

(g)                                  Tax Withholding.  In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company (or its subsidiary) may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(h)                                 Severability.  If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(i)                                     No Third Party Beneficiaries.  This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j)                                    Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 9(b).

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(k)                                 Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l)                                     Construction.  In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(m)                             Section 409A of the Code.  The Company intends that Bonus payments under this Plan shall to the maximum possible extent be exempt from Section 409A of the Code as short-term deferrals and shall not constitute ‘deferred compensation’ within the meaning of Section 409A of the Code (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company).  This Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code.  The Company shall have no liability to any Participant or otherwise if this Plan or any Bonus paid or payable hereunder is subject to the additional tax and penalties under Section 409A of the Code.  Notwithstanding anything in the Plan to the contrary, in the event that any Bonus payable under the Plan is treated as “nonqualified deferred compensation” payable to a “specified employee” (within the meaning of Section 409A(a)(2)(B) of the Code), payment due to a separation from service shall be made in compliance with Section 409A(a)(2)(B) of the Code.

(n)                                 No Funding.  The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan.  Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(o)                                 No Rights to Other Payments; No Limitation on Other Payments.  The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company.  Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(p)                                 Plan Subject to Stockholder Approval.  This Plan was adopted by the Board as of April 1, 2013, and is effective as of such date, subject to the approval of the stockholders of the SBG at its 2013 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4).  If the Plan is not so approved by the shareholders of the SBG, then the Plan and the Special Incentive Bonus will be null and void in its entirety.  Any Award granted under the Plan prior to shareholder approval shall be conditioned upon such approval, shall be null and void if such approval is not obtained and no Bonus shall be payable hereunder absent such stockholder approval.

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6

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of April 1, 2013 by SBG, it has caused the same to be signed by its duly authorized officer this 11th day of April, 2013.

Sinclair Broadcast Group, Inc.

By:
Name: David B. Amy
Title: Executive Vice President / Chief Financial Officer

7

ANNUAL MEETING OF STOCKHOLDERS OF SINCLAIR BROADCAST GROUP, INC. June 6, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, 2012 annual report to stockholders and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of eight directors for a term expiring in 2014 as set forth in the proxy statement O David D. Smith O Frederick G. Smith O J. Duncan Smith O Robert E. Smith O Basil A. Thomas O Lawrence E. McCanna O Daniel C. Keith O Martin R. Leader 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2013. 3. Approval of the 2013 Executive Incentive Plan. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees for director, FOR each of the other proposals, and in accordance with proxies' discretion on any other business that may properly come before the meeting to the extent permitted by law. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20830300000000000000 8 060613 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

SINCLAIR BROADCAST GROUP, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF JUNE 6, 2013 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 2013 at the Company's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time, and at any adjournment or postponements thereof. (Not valid unless dated and signed on the reverse side) COMMENTS: 1

ANNUAL MEETING OF STOCKHOLDERS OF SINCLAIR BROADCAST GROUP, INC. June 6, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, 2012 annual report to stockholders and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26141 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of eight directors for a term expiring in 2014 as set forth in the proxy statement O David D. Smith O Frederick G. Smith O J. Duncan Smith O Robert E. Smith O Basil A. Thomas O Lawrence E. McCanna O Daniel C. Keith O Martin R. Leader 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2013. 3. Approval of the 2013 Executive Incentive Plan. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees for director, FOR each of the other proposals, and in accordance with proxies' discretion on any other business that may properly come before the meeting to the extent permitted by law. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20830300000000000000 8 060613 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

SINCLAIR BROADCAST GROUP, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF JUNE 6, 2013 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. The undersigned hereby authorizes and directs Massachusets Mutual Life Insurance Company, as trustee (the "Trustee") of Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the "Company") to be held on June 6, 2013 at the Company's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time, and at any adjournment or postponement thereof, all shares of common stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 18, 2013. THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES. PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Not valid unless dated and signed on the reverse side) COMMENTS: 1